                                                                  EXECUTION COPY






                        ASSET SALE AND PURCHASE AGREEMENT


                                 BY AND BETWEEN


                          ORBITAL SCIENCES CORPORATION,


                             SIJAG ACQUISITION INC.,

       A SUBSIDIARY OF SMITHS INDUSTRIES AEROSPACE & DEFENSE SYSTEMS INC.


                                       AND


               SMITHS INDUSTRIES AEROSPACE & DEFENSE SYSTEMS INC.

                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----

1.  SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES................1
    1.1.   Agreement to Sell and Purchase.................................1
    1.2.   Purchased Assets...............................................1
    1.3.   Excluded Assets................................................3
    1.4.   Assumption of Liabilities......................................3
2.  CLOSING; DELIVERIES...................................................4
    2.1.   Closing........................................................4
    2.2.   Deliveries at the Closing......................................4
3.  PURCHASE PRICE........................................................5
    3.1.   Purchase Price.................................................5
    3.2.   Payment of Purchase Price......................................5
    3.3.   Risk of Loss...................................................5
    3.4.   Closing Date Working Capital Adjustment........................5
    3.5.   Post-Closing Adjustment........................................6
4.  REPRESENTATIONS AND WARRANTIES OF SELLER..............................7
    4.1.   Organization...................................................7
    4.2.   Corporate Authority............................................7
    4.3.   No Conflict....................................................8
    4.4.   Consents.......................................................8
    4.5.   Financial Statements...........................................8
    4.6.   Taxes..........................................................9
    4.7.   Absence of Changes.............................................9
    4.8.   Litigation; Disputes..........................................10
    4.9.   Legal Compliance; Governmental Approvals and Consents.........11
    4.10.  Assets........................................................11
    4.11.  Seller Contracts..............................................11
    4.12.  Government Contracts..........................................13
    4.13.  Inventories...................................................14
    4.14.  Product Warranties............................................14
    4.15.  Intellectual Property.........................................14
    4.16.  Environmental Matters.........................................15
    4.17.  Employees.....................................................16
    4.18.  Pension and Benefit Plans.....................................16
    4.19.  Transactions with Related Parties.............................17
    4.20.  No Broker.....................................................17


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
    4.21.  Disclaimer....................................................18
    4.22.  Notes and Accounts Receivable.................................18
    4.23.  Insurance.....................................................18
    4.24.  Customers and Suppliers.......................................18
5.  REPRESENTATIONS AND WARRANTIES OF BUYER..............................18
    5.1.   Organization..................................................18
    5.2.   Corporate Authority...........................................19
    5.3.   No Conflict...................................................19
    5.4.   Consents......................................................19
    5.5.   Litigation....................................................19
    5.6.   Brokers.......................................................19
    5.7.   Solvency......................................................20
    5.8.   Inspections; Limitations on Seller's Warranties...............20
    5.9.   Financing.....................................................20
    5.10.  Disclaimer....................................................20
6.  COVENANTS OF SELLER PENDING CLOSING..................................20
    6.1.   Conduct of Business...........................................20
    6.2.   Forbearances..................................................21
    6.3.   Updates.......................................................21
7.  ADDITIONAL COVENANTS AND AGREEMENTS..................................21
    7.1.   Access and Confidential Information...........................21
    7.2.   Consents; Satisfaction of Closing Conditions..................22
    7.3.   Assignment of Contracts and Rights............................22
    7.4.   Letters of Credit; Surety Bonds...............................23
    7.5.   Employment; Employee Benefits.................................24
    7.6.   Tax Returns...................................................26
    7.7.   Liability for Transfer Taxes..................................26
    7.8.   Orbital Name..................................................27
    7.9.   Post Closing Receipts; Cooperation............................27
    7.10.  Books and Records.............................................28
    7.11.  Noncompetition................................................28
8.  MUTUAL CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE..................29
    8.1.   Absence of Litigation.........................................29
    8.2.   Statutory Requirements........................................29
9.  CONDITIONS TO BUYER'S OBLIGATION TO CLOSE............................29
    9.1.   Representations and Warranties................................29
    9.2.   Performance...................................................29
    9.3.   Seller Consents...............................................29
    9.4.   No Material Adverse Effect....................................29
    9.5.   Sublease......................................................30

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
    9.6.   Services Agreement and Manufacturing Agreement................30
    9.7.   Assignment and Assumption of Leases...........................30
    9.8.   Seller's Closing Documents....................................30
10. CONDITIONS TO SELLER'S OBLIGATIONS TO CLOSE..........................30
    10.1.  Representations and Warranties................................30
    10.2.  Performance...................................................31
    10.3.  Sublease......................................................31
    10.4.  Services Agreement and Manufacturing Agreement................31
    10.5.  Assignment and Assumption of Leases...........................31
    10.6.  Buyer's Closing Documents.....................................31
11. ACTION TO BE TAKEN AT CLOSING........................................31
    11.1.  Action to be Taken by Seller..................................31
    11.2.  Action to be Taken by Buyer...................................32
    11.3.  Payment of Purchase Price.....................................32
    11.4.  Effective Time................................................32
12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................32
13. INDEMNIFICATION......................................................33
    13.1.  Indemnification of Buyer......................................33
    13.2.  Indemnification of Seller.....................................33
    13.3.  Matters Involving Third Parties...............................34
    13.4.  Limitation of Liability.......................................34
    13.5.  Exclusive Remedy..............................................35
    13.6.  Treatment of Indemnification Payments.........................35
14. TERMINATION..........................................................35
    14.1.  Termination...................................................35
    14.2.  Effect of Termination.........................................36
15. MISCELLANEOUS........................................................36
    15.1.  Certain Definitions...........................................36
    15.2.  Written Agreement to Govern...................................43
    15.3.  Severability..................................................43
    15.4.  Notices and Other Communications..............................43
    15.5.  Counterparts..................................................44
    15.6.  Law to Govern.................................................44
    15.7.  Successors and Assigns........................................44
    15.8.  Interpretation................................................44
    15.9.  Schedules and Exhibits........................................45
    15.10. Publicity.....................................................45
    15.11. Modification..................................................45
    15.12. Waiver of Provisions..........................................45
    15.13. Expenses......................................................45
    15.14. Further Assurances............................................45
    15.15. Bulk Transfer Laws............................................46
    15.16. Parent Guarantee..............................................46

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SCHEDULES AND EXHIBITS

SCHEDULE 1.2(a)      Tangible Property
SCHEDULE 1.2(d)      Real Property
SCHEDULE 1.2(h)      Software
SCHEDULE 1.2(i)      Licenses
SCHEDULE 1.3(d)      Excluded Software and Intellectual Property
SCHEDULE 1.3(f)      Excluded Seller Contracts
SCHEDULE 1.3(i)      Miscellaneous Excluded Assets
SCHEDULE 1.4         Intercompany Accounts Payable
SCHEDULE 4.3         Conflicting Agreements
SCHEDULE 4.4         Consents
SCHEDULE 4.5         Financial Statements
SCHEDULE 4.6(a)      Contested Taxes
SCHEDULE 4.6(c)      Taxes Under Audit
SCHEDULE 4.7         Absence of Changes
SCHEDULE 4.8         Litigation
SCHEDULE 4.9(b)      Governmental Approvals
SCHEDULE 4.10(a)     Assets - Title
SCHEDULE 4.10(b)     Assets - Operation of Business
SCHEDULE 4.10(c)     Assets - Condition
SCHEDULE 4.11(a)     Seller Contracts
SCHEDULE 4.11(b)     Pending Seller Contracts
SCHEDULE 4.12(a)     Government Contracts
SCHEDULE 4.12(b)     Pending Government Contracts
SCHEDULE 4.12(e)     Claims
SCHEDULE 4.12(f)     Loss Bids
SCHEDULE 4.14        Product Warranties
SCHEDULE 4.15(a)     Intellectual Property
SCHEDULE 4.15(b)     Intellectual Property Consents
SCHEDULE 4.15(c)     Intellectual Property Claims
SCHEDULE 4.16        Environmental Matters
SCHEDULE 4.17(a)     Existing Employees
SCHEDULE 4.18(a)     Plans and Other Arrangements
SCHEDULE 4.19        Transactions with Related Parties
SCHEDULE 4.23        Insurance Policies
SCHEDULE 7.4         Letters of Credit and Surety Bonds
SCHEDULE 7.5(f)      Retention Plans

EXHIBIT A            Form of Assumption Agreement
EXHIBIT B            Form of Bill of Sale
EXHIBIT C            Form of Sublease
EXHIBIT D            Form of Services Agreement
EXHIBIT E            Form of Assignment and Assumption of Lease
EXHIBIT F            Form of Manufacturing Agreement


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                        ASSET SALE AND PURCHASE AGREEMENT


              THIS ASSET SALE AND PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of this 26th day of September, 2000 by and between ORBITAL SCIENCES CORPORATION, a Delaware corporation ("ORBITAL" or "SELLER"), SIJAG ACQUISITION INC., a Delaware corporation ("BUYER") and wholly owned subsidiary of Smiths Industries Aerospace & Defense Systems Inc., and SMITHS INDUSTRIES AEROSPACE & DEFENSE SYSTEMS INC. ("PARENT").

                                    RECITALS


              WHEREAS, Seller, among other things, conducts a business through its Fairchild Defense division pursuant to which it designs, produces and integrates sophisticated electronics, avionics and mission management systems in Germantown, Maryland for use in military aircraft, helicopters and land vehicles (the "DIVISION");

              WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the properties, assets, business operations, liabilities and goodwill of Seller used in the Division, except for the Excluded Assets and Excluded Liabilities (as defined in SECTIONS 1.3 and 1.4, respectively) (the "BUSINESS"); and

              WHEREAS, defined terms used in this Agreement have the meanings ascribed to them by definition in SECTION 15.1, except as otherwise expressly provided.

              NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES

       1.1.   AGREEMENT TO SELL AND PURCHASE.

              Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, the Purchased Assets.

       1.2.   PURCHASED ASSETS.

              For purposes of this Agreement, "PURCHASED ASSETS" means all right, title, benefit and interest of Seller, relating primarily to the Division, to the extent set forth below, subject to SECTION 1.3, wherever situated and as the same exists on the Closing Date (as defined in ARTICLE 2), including, without limitation:

              (a) all the furniture, fixtures, furnishings, machinery, computers, equipment (mobile or otherwise), inventory, office materials and other tangible property of every kind and description used primarily in the Business, including, without limitation, those described in SCHEDULE 1.2(a);

              (b)    (i)    all Contracts relating primarily to the Business,
including, without limitation, those described in SCHEDULES 4.11(a) and 4.12(a);

                     (ii) all accounts receivable, notes receivable, prepaid expenses, and deposits from customers of the Business, all purchase orders placed by customers for services or products of the Business to the extent the same remain unfulfilled on the Closing Date and all orders for materials and supplies which were placed by Seller for the Business with suppliers and which remain unfulfilled on the Closing Date;

                     (iii) Seller's rights under all pending written bids for all contracts relating primarily to the Business, including, without limitation, those described in SCHEDULE 4.11(a) (collectively, "BIDS");


              (c) all know-how, formulas, technical information, engineering and technical data, trade secrets, working knowledge, unpatented inventions, research and development data, designs, techniques, technologies and procedures used primarily in the Business (the "KNOW-HOW") and all Seller's rights under Contracts with any present or past employees, independent contractors or consultants with respect to (i) the non-disclosure of Know-How, or (ii) the assignment to Seller of such Person's rights to any Know-How;

              (d) all the real property used in the Business, including the Fairchild Leases, leaseholds, leases, subleases, easements and other interests of every kind and description in real property, buildings, structures, fixtures, appurtenances (including appurtenant rights in and to all streets, roads and public places, open or proposed), towers and antennae, and other improvements thereon, as set forth in SCHEDULE 1.2(d) (collectively, the "REAL PROPERTY");

              (e) all rights and claims of Seller related primarily to the Business, whether known or unknown, absolute or contingent, matured or unmatured, or otherwise, against third parties, whether in tort, contract, or otherwise, including, without limitation, causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors;

              (f) to the maximum extent permitted by Applicable Law, permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, any Governmental Authority in any jurisdiction, which have been issued or granted to or are owned or used by Seller primarily in connection with the Business and all pending applications therefor as described in SCHEDULE 4.9(b);

              (g) goodwill and going concern value and all client and supplier lists related primarily to the Business;

              (h) all computer software, other than COTS, used primarily in connection with the Business, wherever situated and as the same exists on the Closing Date, including the computer software described and set forth in
SCHEDULE 1.2(h), including all databases, software codes (both source and object), functional and design documentation, maintenance documentation, all programmers' notes with respect thereto, all automated test software code, and all training manuals and other information relating thereto and all licenses of computer software held by Seller, including without limitation, those described and set forth in SCHEDULE 1.2(h) (the "SOFTWARE"); and

              (i) all Intellectual Property relating primarily to the Business, including, without limitation, all rights of Seller to the Fairchild Defense name and all Intellectual Property described in



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SCHEDULE 4.15(a), subject to rights held by the U.S. Government and any other third parties that have been licensed by Seller prior to the Closing Date.

       1.3.   EXCLUDED ASSETS.

              Notwithstanding SECTION 1.2 or anything to the contrary in this Agreement, the following assets of Seller related to the Division (collectively, the "EXCLUDED ASSETS") shall be excluded from the definition of Purchased Assets and retained by Seller to the extent in existence at 12:01 a.m. (Eastern Standard Time) on the Closing Date:

              (a) all claims for refunds of any Taxes for all periods ending on or prior to the Closing Date;

              (b) the articles of incorporation, by-laws, minute books, stock transfer records and other corporate records of Seller;

              (c) all insurance policies and any unearned premiums thereunder or other rights to refunds thereunder;

              (d) all Orbital Name Rights (as defined in SECTION 7.8) and the computer software and Intellectual Property set forth on SCHEDULE 1.3(d);

              (e)    all COTS;

              (f) the Seller Contracts and Government Contracts (or portions thereof) set forth on SCHEDULE 1.3(f);

              (g)    cash, cash equivalents and marketable securities;

              (h) all books, records, accounts, checks, payment records, personnel files, Tax records (including payroll, unemployment, real estate and other Tax records) and other similar books, records and information of Seller; and

              (i)    the assets set forth on SCHEDULE 1.3(i).

       1.4.   ASSUMPTION OF LIABILITIES.

              (a) Subject to the terms and conditions set forth herein, at the Closing, Buyer shall assume and shall agree to pay, honor and discharge when due those liabilities relating to the Division and existing at or arising on or after 12:01 a.m. (Eastern Standard Time) on the Closing Date set forth below (collectively, the "ASSUMED LIABILITIES"):

                     (i) any and all liabilities, obligations and commitments relating to the Business or the Purchased Assets that are (i) reflected on the Interim Balance Sheet or (ii) incurred after the Interim Balance Sheet Date (as defined in SECTION 4.5) in the ordinary course of business, consistent with past practice and in accordance with the terms of this Agreement;



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                     (ii)   any and all liabilities, obligations and commitments
arising out of the Fairchild Leases, the Sublease, Seller Contracts and Government Contracts included as part of the Purchased Assets; and

                     (iii) liabilities for Transferred Employees to the extent accrued on the Financial Statements or specifically assumed by Buyer pursuant to
SECTION 7.5, including, without limitation, retention bonuses for senior management in the amount of $726,846.

The Assumed Liabilities shall be assumed at the Closing by Buyer's execution and delivery of a document of assumption in the form attached hereto as EXHIBIT A.

              (b) Except as specifically provided in this SECTION 1.4, Buyer shall not assume or be responsible for any liabilities or obligations of Seller, including, without limitation, any liability or obligation (A) for Taxes relating to, arising out of, occurring, or with respect to any period on or prior to the Closing Date, (B) relating to employees or employee benefit plans except to the extent accrued on the Financial Statements or specifically assumed by Buyer pursuant hereto, (C) for intercompany accounts payable which do not represent trade accounts payable and are set forth on SCHEDULE 1.4, (D) whether known or unknown, arising out of or relating to any Hazardous Substance, any violation of any Environmental Law or any Environmental Permit or any other environmental matter, in each case, to the extent existing prior to the Closing, except with respect to the Fairchild Leases, (E) for any of the matters required by SECTION 4.8 to be disclosed on SCHEDULE 4.8, except that Buyer shall have the benefit of any settlement with respect to the matter described on such schedule involving Lemelson Medical, Education & Research Foundation, Limited Partnership and (F) for any indebtedness related to the Business other than trade indebtedness incurred in the ordinary course of business and the long term capital lease obligations described on the Interim Balance Sheet (collectively, the "EXCLUDED LIABILITIES").

2. CLOSING; DELIVERIES

       2.1.   CLOSING.

              The consummation of the transactions contemplated in ARTICLE 1 (the "CLOSING") shall take place at 10:00 a.m. on the date three business days following the satisfaction or waiver of the conditions set forth in ARTICLE 8,
ARTICLE 9, ARTICLE 10 and ARTICLE 11 (or at such other time and date as the parties hereafter agree in writing) (the "CLOSING DATE"). The parties hereto shall use commercially reasonable efforts to cause the Closing Date to occur not later than the close of business on October 30, 2000. The Closing shall be effective as of 12:01 a.m. on the Closing Date.

       2.2.   DELIVERIES AT THE CLOSING.

              At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in SECTION 11.1, (ii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in SECTION 11.2, and (iii) Buyer will deliver to Seller the consideration specified in SECTION 3.1 in accordance with SECTION 3.2.



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3. PURCHASE PRICE

       3.1.   PURCHASE PRICE.

              For and in consideration of the conveyances and assignments described herein and in addition to the assumption of Assumed Liabilities as provided in SECTION 1.4 hereof, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer, an aggregate cash purchase price equal to One Hundred Million U.S. Dollars (U.S. $100,000,000) (as such purchase price may be adjusted pursuant to SECTIONS 3.3, 3.4 and/or 3.5 the "PURCHASE PRICE").

       3.2.   PAYMENT OF PURCHASE PRICE.

              Buyer agrees to pay to Seller the Purchase Price by bank draft, certified check or by wire transfer or delivery of immediately available U.S. funds to a bank account designated by Seller at the Closing; provided, however, that Buyer shall retain $2,000,000 of the Purchase Price (the "RETENTION") until a final determination of the Final Net Working Capital Amount. Seller agrees to provide to Buyer wire transfer instructions for payment of the Purchase Price not less than five (5) business days prior to the Closing Date.

       3.3.   RISK OF LOSS.

              The risk of loss or damage by fire or other casualty or cause to the Purchased Assets or the Business until the Closing Date shall be upon Seller. In the event of such loss or damage prior to the Closing Date, Seller shall promptly give Buyer notice thereof and Buyer will have the option:

              (a) to reduce the Purchase Price by an amount equal to the cost of repair or, if appropriated, expropriated, seized, destroyed or damaged beyond repair, by an amount equal to the replacement cost of such assets and to complete the purchase, in which event, Seller shall be entitled to all proceeds of insurance and all proceeds and claims relating to the applicable event;

              (b) to reduce the Purchase Price by an amount equal to the deductible amounts of the relevant insurance policies and to complete the purchase, in which event, all proceeds of insurance paid to Seller and all right and claims of Seller to any such amounts not paid by the Closing Date shall be assigned to Buyer; or

              (c) to terminate the Agreement if there is a Material Adverse Effect on the Business.

       3.4.   CLOSING DATE WORKING CAPITAL ADJUSTMENT.

              No later than five business days prior to the Closing Date, Seller shall deliver to Buyer a good faith estimate of the Net Working Capital of the Business as of the Closing Date (the "ESTIMATED NET WORKING CAPITAL AMOUNT"), together with documentation to support the numbers proposed. In the event that the Estimated Net Working Capital Amount exceeds, or is less than, the Target Working Capital, then the Purchase Price payable on the Closing Date shall be increased or reduced, as applicable, by the amount the Estimated Net Working Capital Amount exceeds or is less than the Target Working Capital.


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

       3.5.   POST-CLOSING ADJUSTMENT.

              (a) Within ninety (90) days after the Closing Date, Seller will prepare (with the assistance of its independent certified public accountants if Seller so elects ("SELLER'S AUDITORS")) and present to Buyer a calculation of the Net Working Capital of the Business as of the Closing Date (the "PROPOSED NET WORKING CAPITAL AMOUNT"), which shall be prepared consistent with the Target Working Capital so that it presents fairly the Net Working Capital of the Business as of the Closing Date using accounting methods, practices and procedures as used in the preparation of the Target Working Capital. Buyer and, if Buyer elects, a firm of independent certified public accountants selected by Buyer (the "BUYER'S AUDITORS"), shall be given, together with the Proposed Net Working Capital Amount, the workpapers and access to the books, records and personnel of Seller and, if applicable, Seller's Auditors (the "WORKPAPERS"), utilized in preparing the Proposed Net Working Capital Amount for purposes of verifying the accuracy thereof. The Proposed Net Working Capital Amount shall be binding upon the parties to this Agreement unless Buyer gives written notice of disagreement with any of the values or amounts contained therein to Seller within thirty (30) days after its receipt of the Proposed Net Working Capital Amount and the Workpapers specifying in reasonable detail the nature and extent of such disagreement. If Seller and Buyer mutually agree upon the Proposed Net Working Capital Amount within thirty (30) days after Buyer's delivery of such notice of disagreement, such agreement shall be binding upon the parties hereto for purposes of this Agreement. If Seller and Buyer are unable to resolve any such disagreement within such period, the disagreement shall be referred for final determination to Ernst & Young L.L.P. (the "FIRST CHOICE") or, if such firm is not available, such other independent accounting firm of national reputation selected by the mutual agreement of Seller and Buyer (the "SELECTED FIRM") and the resolution of the disagreement by the First Choice or the Selected Firm, as the case may be, shall be final and binding upon the parties hereto for purposes of this Agreement. If Seller and Buyer cannot agree on the Selected Firm, it shall be chosen by the First Choice and shall be a nationally recognized firm other than any accounting firm that has audited or been engaged to audit the financial statements of Buyer or Seller within the two years preceding the date of this Agreement. The Proposed Net Working Capital Amount as finally determined is referred to herein as the "FINAL NET WORKING CAPITAL AMOUNT." The fees and disbursements, if any, of Buyer's Auditors incurred in the preparation of the Proposed Net Working Capital Calculation shall be paid by Buyer. Seller shall pay the fees and disbursements, if any, of the Seller's Auditors. The fees and disbursements, if any, of the First Choice or the Selected Firm, as the case may be, shall be paid by Buyer and Seller, as the First Choice or the Selected Firm, as the case may be, shall determine based upon its assessment of the relative merits of the positions taken by each in any disagreement presented to such firm.

              (b) In the event the Final Net Working Capital Amount exceeds the Estimated Working Capital Amount by more than $250,000, then within five (5) business days after the final determination of the Final Net Working Capital Amount, Buyer shall pay to Seller the difference between the Final Net Working Capital Amount and the Estimated Net Working Capital Amount plus the Retention (together with interest thereon at a rate of interest of three-month LIBOR as in effect on the Closing Date from the Closing Date until the date of such reimbursement) in immediately available funds by wire transfer to a bank account designated in writing by Seller prior to the due date thereof.

              (c) In the event the Estimated Net Working Capital Amount exceeds the Final Net Working Capital Amount by more than $250,000, then within five (5) business days after the final determination of the Final Net Working Capital Amount, (i) Seller shall pay to Buyer the difference between the Estimated Working Capital Amount and the Final Net Working Capital Amount and
(ii) Buyer shall pay to Seller the Retention (in the case of clauses (i) and (ii) above, together with interest thereon at a rate of interest of three-month LIBOR as in effect on the Closing Date from the Closing Date until the date of such reimbursement), in immediately available funds by wire transfer to a bank account designated in writing by Buyer prior to the due date thereof.

       3.6.   PURCHASE PRICE ALLOCATION.

              (a) Buyer and Seller shall agree upon an allocation of the Purchase Price among the Purchased Assets consistent with Section 1060 of the Code and the Treasury Regulations thereunder within 30 days after the Closing Date. If Buyer and Seller cannot agree on any such allocation, such dispute shall be resolved in accordance with SECTION 3.5(b). The allocation required by this SECTION 3.6 shall be revised based on any adjustment to the Purchase Price pursuant to SECTION 3.6 within ten days after the final determination of the Final Net Working Capital Amount. Each of Buyer and Seller agrees to file Form 8594 as required by Section 1060 of the Code, and all federal, state, local and foreign Tax Returns, in accordance with any such agreed allocation as adjusted as provided herein. Each of Buyer and Seller shall report the transactions contemplated by this Agreement for federal Tax and all other Tax purposes in a manner consistent with any such allocation determined pursuant to this SECTION
3.6. Each of Buyer and Seller agrees to provide the other promptly with any information required to complete the Form 8594. Buyer and Seller shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding any allocation of the Purchase Price determined pursuant to this SECTION 3.6. Buyer and Seller shall not take any position in any Tax Return, Tax proceeding or audit that is inconsistent with such allocation.

              (b) In the event that a dispute arises between Seller and Buyer as to any allocation of Purchase Price under SECTION 3.6(a), Buyer and Seller shall attempt in good faith to resolve such dispute. If such dispute is not resolved within 30 days thereafter, Buyer and Seller shall submit the dispute to the First Choice or the Selected Firm, as the case may be, for resolution with each party presenting its position, which resolution shall be final, conclusive and binding on Buyer and Seller. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the First Choice or the Selected Firm, as the case may be, in resolving the dispute shall be borne equally by Buyer and Seller.

4. REPRESENTATIONS AND WARRANTIES OF SELLER

              Seller represents and warrants to Buyer, on the date hereof and on the Closing Date, as follows:

       4.1.   ORGANIZATION.

              Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary corporate power and authority to own its properties and to carry on its business and to enter into and perform its obligations under this Agreement, the other Seller Documents and the transactions contemplated hereby and thereby.

       4.2.   CORPORATE AUTHORITY.

              The execution, delivery and performance by Seller of this Agreement and the other Seller Documents and the consummation by Seller of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes, and upon execution and delivery of each of the other Seller Documents, such other Seller Documents will constitute, the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

       4.3.   NO CONFLICT.

              Except as set forth in SCHEDULE 4.3, neither the execution and delivery by Seller of this Agreement or the other Seller Documents nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, result in a breach of any of the provisions of, or constitute a default under, the Certificate of Incorporation or by-laws of Seller as amended to date, or (b) result in a breach of any of the provisions of, or constitute a default under any Contract to which Seller or any of the Purchased Assets is bound, which individually or in the aggregate would cause a Material Adverse Effect, (c) result in the violation of any Applicable Law to which Seller or any of the Purchased Assets is subject, or (d) result in or require the creation or imposition of or result in the acceleration of any material indebtedness or of any Lien of any nature upon, or with respect to, any of the Purchased Assets.

       4.4.   CONSENTS.

              Except as disclosed in SCHEDULE 4.3 or SCHEDULE 4.4, no consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Agreement or the other Seller Documents by Seller. Except as disclosed in SCHEDULE 4.3 or SCHEDULE 4.4, no approval, consent or authorization of any customer, supplier, lender, lessor, bondholder or other person or entity is required in order for Seller to consummate the transactions contemplated hereby or by the other Seller Documents except for any such consents, approvals or authorizations the failure of which to obtain would not have a Material Adverse Effect.

       4.5.   FINANCIAL STATEMENTS.

              The (i) unaudited financial statements of the Division (including the balance sheet and statement of revenue less direct and allocated expenses before income taxes) for the fiscal year ended December 31, 1999 (the "YEAR END FINANCIAL STATEMENTS") and (ii) the unaudited balance sheet of the Division as of July 30, 2000 (the "INTERIM BALANCE SHEET") and the unaudited statement of revenue less direct and allocated expenses before income taxes for the seven-month period then ended (collectively, the "INTERIM FINANCIAL STATEMENTS") (the Year End Financial Statements and the Interim Financial Statements, being collectively referred to herein as the "FINANCIAL STATEMENTS" and the date of the Interim Balance Sheet being referred to herein as the "INTERIM BALANCE SHEET DATE"), true and complete copies of each of which are attached hereto as
SCHEDULE 4.5, in each case, except as disclosed on SCHEDULE 4.5, (w) are complete and correct in all material respects, (x) have been prepared in accordance with the books and records of the Business, (y) present fairly the financial position of the Division and the results of operations before income taxes as of and for the respective dates and time periods in accordance with GAAP and allocated all costs between Seller and the Division consistent with past practice, and (z) fairly reflect the costs to complete of Contracts existing as of such dates in the aggregate.

       4.6.   TAXES.

              (a) Taxes Accruing Prior to Closing. All Tax Returns relating to the Division ("COVERED RETURNS") required to be filed on or before the Closing Date have been (or will be as of the Closing Date) duly and timely filed. All Covered Returns are true and correct in all material respects. All Taxes relating to the Division for periods through the Closing Date have been (or, in the case of Taxes not yet due, will be) paid, except for any such Taxes that are currently being contested in good faith and are listed on SCHEDULE 4.6(a). All Taxes required to be withheld in connection with amounts paid or owing to any employee, independent contractor, creditor or other party with respect to the Division ("WITHHOLDING TAXES") have been withheld, and such Withholding Taxes have either been duly and timely paid to the proper Governmental Authority or set aside in accounts for such purpose, except for any such Taxes that are currently being contested in good faith and are listed on
SCHEDULE 4.6(a). There are no Liens on any of the Purchased Assets that arose in connection with any failure or alleged failure to pay any Taxes.

              (b) Extensions and Waivers. No agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes due on or before the Closing Date or any Taxes relating to the Division for periods through the Closing Date which are not due until after the Closing Date ("COVERED TAXES") or Withholding Taxes, and no power of attorney with respect to any such Taxes, has been filed with the Internal Revenue Service or any other Governmental Authority.

              (c) Disputes and Audits. Except as set forth on SCHEDULE 4.6(c), no Covered Taxes and no Withholding Taxes are currently under audit by any Governmental Authority. Neither the Internal Revenue Service nor any other Governmental Authority is now asserting or, to the knowledge of Seller, threatening to assert against Seller any deficiency or claim for additional Covered Taxes or any adjustment of Covered Taxes that would, if paid by Buyer, have a Material Adverse Effect, and there is no reasonable basis for any such assertion.

              (d) Tax Agreements. The Seller is not party to any Tax allocation or sharing agreement that would affect Taxes attributable to the Division.

       4.7.   ABSENCE OF CHANGES.

              Except as set forth in SCHEDULE 4.7, since the Interim Balance Sheet Date, Seller has conducted the Business only in the ordinary course consistent with prior practice and has not, on behalf of, in connection with or relating primarily to the Business or the Purchased Assets:

              (a)    suffered any Material Adverse Effect;

              (b) incurred any obligation, commitment or liability, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice, none of which obligations, commitments or liabilities, individually or in the aggregate, has had a Material Adverse Effect;

              (c) discharged or satisfied any Lien other than those then required to be discharged or satisfied, or paid any obligation, commitment or liability, known or unknown, absolute or contingent, matured or unmatured, or otherwise, whether due or to become due, other than current liabilities shown on the Interim Balance Sheet and current liabilities incurred since the date thereof in the ordinary course of business consistent with prior practice or failed to pay or discharge when due any material obligation, commitment or liability;

              (d) mortgaged, pledged or subjected to any Lien (other than Permitted Liens), any of the Purchased Assets other than in the ordinary course of business consistent with prior practice;

              (e) sold, transferred, leased to others or otherwise disposed of any of the Purchased Assets, except for inventory sold in the ordinary course of business, or canceled or compromised any debt or claim relating to the Business, or waived or released any right of substantial value;

              (f) received any show cause notice or any notice of termination (whether by default or otherwise) of any material Contract or group of Contracts;

              (g) suffered any damage, destruction or loss (whether or not covered by insurance) which, individually or in the aggregate, has had a Material Adverse Effect;

              (h) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property, or modified any existing rights with respect thereto, except for complying with its obligations under the Seller Contracts and the Government Contracts;

              (i) failed to replenish inventories and supplies in a normal and customary manner consistent with prior practice;

              (j) made any capital expenditure or capital addition or improvement which individually involves an amount in excess of $50,000;

              (k) instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Authority other than in the ordinary course of business consistent with past practice but not in any case involving amounts in excess of an aggregate of $10,000;

              (l) made any change in any accounting procedures or practices other than as required by GAAP or Applicable Law; or

              (m) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

       4.8.   LITIGATION; DISPUTES.

              Except as set forth in SCHEDULE 4.8, there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of Seller, threatened against or relating to Seller in connection with the Purchased Assets or the Business or against or relating to the transactions contemplated by this Agreement. The Business is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any Governmental Authority.

       4.9.   LEGAL COMPLIANCE; GOVERNMENTAL APPROVALS AND CONSENTS.

              (a) Compliance with Laws. Seller has complied in all material respects with all Applicable Laws related to the Business and the Purchased Assets and Seller is not in violation of any such Applicable Law, other than bulk sales or similar laws, nor has Seller received any notice alleging any material conflict with, violation of, breach of or default under any such Applicable Law.

              (b) Governmental Approvals. Except as set forth in SCHEDULE 4.9(b), all material Governmental Approvals and other material consents necessary for the conduct of the Business have been duly obtained and are in full force and effect, and Seller is in compliance with each of such material Governmental Approvals and other material consents held by it with respect to the Purchased Assets and the Business.

       4.10. ASSETS.

              (a) Title. Except as disclosed in SCHEDULE 4.10(a), Seller is the sole and exclusive legal and equitable owner of, and has good title to or a valid leasehold in, all the Purchased Assets, free and clear of any and all Liens other than Permitted Liens. On the Closing Date, Buyer will acquire good title to, or a valid leasehold interest in, as applicable, and all right, title and interest in, the Purchased Assets, free and clear of any and all Liens other than Permitted Liens.

              (b) Sufficiency to Conduct of Business. Except for use and occupancy services provided pursuant to the Sublease, administrative and support services provided pursuant to the Services Agreement or as disclosed on SCHEDULE 4.10(b), the Purchased Assets comprise all assets required for the conduct of the business of the Division as now being conducted by Seller. Except for use and occupancy services provided pursuant to the Sublease, administrative and support services provided pursuant to the Services Agreement or as disclosed on
SCHEDULE 4.10(b), the Purchased Assets constitute all the properties and assets relating to or used or held for use in connection with the business of the Division as of the date of the Interim Financial Statements (except inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, Contracts fully performed, properties or assets replaced by equivalent or superior properties or assets or otherwise disposed of, in each case, in the ordinary course of business).

              (c) Condition. The Purchased Assets are in reasonably good repair and operating condition (subject to normal wear and tear) and, to the knowledge of Seller, except as disclosed on SCHEDULE 4.10(c), there are no facts or conditions affecting the Purchased Assets, which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated.

       4.11.  SELLER CONTRACTS.

              (a) Disclosure. Except for Government Contracts, SCHEDULE 4.11(a) contains a complete and correct list of all Contracts to which Seller is party as of the date of this Agreement primarily in connection with the Business of the types described below (the "SELLER CONTRACTS"):

                     (i) leases, licenses, permits, franchises, insurance policies, Governmental Approvals and other Contracts concerning or relating to any real property used by the Business;

                     (ii) employment, consulting, agency, collective bargaining or other similar Contracts relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants, the performance of which will extend over a period of more than one year or involve consideration in excess of $50,000;

                     (iii) loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other Contracts relating to the borrowing of money or obtaining of or extension of credit, or under which it has granted a security interest on any of its assets;

                     (iv) licenses, licensing arrangements and other Contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

                     (v)    brokerage or finder's Contracts;

                     (vi)   joint venture, partnership and similar Contracts;

                     (vii) orders and other Contracts for the purchase or sale of materials, supplies, products or services, each of which involves open commitments in excess of $10,000;

                     (viii) Contracts with respect to which the aggregate amount that could reasonably be expected to be paid or received thereunder in the future exceeds $50,000 per annum or Contracts that are otherwise material to the Business;

                     (ix) sales agency, manufacturer's representative, installation, maintenance, marketing or distributorship Contracts;

                     (x) Contracts with respect to the representation of the Business in foreign countries;

                     (xi) lease Contracts providing for the leasing of personal property primarily used in, or held for use primarily in connection with, the Business;

                     (xii) Contracts with any employee, director, officer, stockholder or Affiliate involved in the Business;

                     (xiii) any Contract concerning confidentiality, noncompetition or otherwise limiting the conduct of the Business;

                     (xiv) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of current or former directors, officers, employees or consultants; and

                     (xv) written bids, with respect to potential Government Contracts in excess of $500,000.

              (b) Inspection. Seller has made available to Buyer current and complete and correct copies of all written Seller Contracts, together with all amendments thereto, except for the UAE Offset

Agreement. Except as set forth on SCHEDULE 4.11(b), there are no current or pending negotiations with respect to the renewal or repudiation or cancellation of, or material amendment to, any Seller Contract.

              (c) Validity. All Seller Contracts are valid and binding and in full force and effect against Seller. Except as set forth on SCHEDULE 4.11(b), Seller has not, nor to Seller's knowledge has any other party, violated any provision of or committed or failed to perform any act which with notice, lapse of time or both would constitute a material default under any Seller Contract.

       4.12.  GOVERNMENT CONTRACTS.

              (a) Disclosure. SCHEDULE 4.12(a) sets forth all Contracts with Governmental Authorities of the United States and subcontracts (at any tier) under prime contracts with Governmental Authorities of the United States to which Seller is party primarily in connection with the Business and having contract value in excess of $100,000 (collectively, "GOVERNMENT CONTRACTS").

              (b) Inspection. Seller has delivered to Buyer or provided to Buyer access to current and complete and correct copies of all of Government Contracts, together with all amendments thereto. Except as set forth in SCHEDULE 4.12(b), there are no current or pending negotiations with respect to the renewal or repudiation or cancellation of any Government Contract.

              (c) Validity; Compliance. All Government Contracts are valid and binding and in full force and effect against Seller. Except as set forth on
SCHEDULE 4.12(b), Seller has not violated any provision of or committed or failed to perform any act which with notice, lapse of time or both would constitute a material default under any Government Contract. Neither Seller nor, to the knowledge of Seller, any other party, has terminated, canceled or waived any term of any such Government Contract. Seller is in compliance in all material respects with all national security obligations, including, without limitation, those specified in the National Industrial Security Program Operating Manual, DOD 5220.22-M (January 1995).

              (d) Federal Government Actions. Seller has not received any notice or other written communication from the federal government within the last three (3) years regarding any actual or threatened disqualification, suspension or debarment of Seller or any of its officers or principals (as defined in FAR 52.209-5) with respect to contracting with or receiving financial assistance from any Governmental Authority and, to the knowledge of Seller, no such action is threatened.

              (e) Claims. To the knowledge of Seller, there is no: (i) pending investigation for fraud relating to any Government Contracts; (ii) other than in the ordinary course of business, existing or proposed cost disallowance or pricing adjustment relating to any Government Contract; or (iii) except as disclosed on SCHEDULE 4.12(e), termination for default, cure notice or show cause notice currently in effect, relating to any Government Contract.

              (f) Bids. Except as disclosed to Buyer by written notice or as disclosed on SCHEDULE 4.11(a), Seller has not submitted any Bid in excess of $500,000 relating to the Business which remains outstanding. Except as disclosed on SCHEDULE 4.12(f), in the reasonable judgment of the senior management of Seller based upon existing facts and Seller's current standards and practices, no Bids currently outstanding are expected to be completed at a loss.

              (g) FAR. Seller's accounting system meets the requirements of FAR and Federal Cost Accounting Standards in all material respects. To the knowledge of Seller, there are no written reports resulting from financial contract audits or other investigations by the U.S. Government of any Government Contract (past or present) that conclude that Seller engaged in overcharging or other defective pricing practices or in other practices in violation of the FAR which, if established, could result in fines, penalties or other sanctions which would materially and adversely affect the business or financial condition of the Business. To the knowledge of Seller, there are no financial contract audits or other investigations by U.S. Government officials of any Government Contract (past or present) which are either ongoing or have been completed but the report of which has not yet been issued (and is expected to be issued) and which are expected to recommend fines, penalties or other sanctions which would materially and adversely affect the Business.

              (h) Assignment. Seller has not assigned or otherwise conveyed or transferred, or agreed to assign, to any Person, any Government Contracts to which it is a party, or any account receivable relating thereto, whether as a security interest or otherwise.

       4.13.  INVENTORIES.

              All inventories included in the Purchased Assets are of good, usable and merchantable quality and fit for the purpose for which they were procured or manufactured and do not include obsolete or discontinued items, subject to the reserve for residual material included in the Interim Balance Sheet.

       4.14.  PRODUCT WARRANTIES.

              Except as set forth in SCHEDULE 4.14, there are no pending or, to the knowledge of Seller, threatened claims with respect to any breach of product or service warranty extended by Seller and currently in effect with respect to the Business, and Seller is not aware of any liability with respect to any such warranty, except for claims which, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect.

       4.15.  INTELLECTUAL PROPERTY.

              (a) Title. SCHEDULE 4.15(a) contains a complete and correct list of all registered Intellectual Property and all material unregistered Intellectual Property that is owned, licensed or used by Seller exclusively for the conduct of the Business (the "INTELLECTUAL PROPERTY ASSETS"). Except as set forth on SCHEDULE 4.15(a), Seller owns or has sufficient rights to make, sell and use all Intellectual Property Assets, free from any Liens (other than Permitted Liens).

              (b) Transfer. Except as set forth in SCHEDULE 4.15(b), immediately after the Closing, Buyer will own all of the Intellectual Property Assets owned by Seller and will have sufficient rights to make, sell and use the other Intellectual Property Assets, free from any Liens (other than Permitted Liens) on the same terms and conditions as in effect prior to the Closing. Except as set forth in SCHEDULE 4.15(b), no consent on the part of any other Person is required to transfer the Intellectual Property Assets to Buyer.

              (c)    No Infringement. Except as set forth on SCHEDULE 4.15(c),
(i) the products, services and conduct of the Business do not infringe or misappropriate any rights of any Person in the United States or, to the knowledge of Seller, elsewhere in respect of any Intellectual Property, and (ii) to the knowledge of Seller, none of the Intellectual Property Assets is being infringed or is otherwise used or available for use, by any other Person.

              (d) Confidentiality. Seller has taken all commercially reasonable steps that are required to protect Seller's rights in confidential information and trade secrets of Seller or provided by any other Person to Seller with respect to the Business.

       4.16.  ENVIRONMENTAL MATTERS.

              (a) Permits. Seller has been duly issued, and currently has and will maintain through the Closing Date all Environmental Permits. Seller has not been notified by any relevant Governmental Authority that any Environmental Permit will be modified, suspended, canceled or revoked, or cannot be renewed in the ordinary course of business.

              (b) No Violations or Liabilities. In connection with the Business, Seller has complied and is in ompliance in all respects with all Environmental Permits and all applicable Environmental Laws, except for such non-compliance as would not reasonably be expected to cause a Material Adverse Effect.

              (c) No Actions. There are no pending or, to the knowledge of Seller, threatened actions, suits, orders, claims, legal proceedings or other proceedings, based on, and neither Seller nor any officer or director thereof has directly or indirectly received any written notice of any complaint, order, directive, citation, notice of violation, notice of responsibility, notice of potential responsibility, or information request or any other written communication from any Governmental Authority or any other Person arising out of or attributable to: (i) the current or past presence, Release, or threatened Release of Hazardous Substances at or from any part of any real property currently or formerly owned, leased or operated in connection with the Business or the Purchased Assets; (ii) the off-site disposal or treatment of Hazardous Substances originating on or from such properties or the Business or the Purchased Assets; or (iii) any violation of Environmental Laws or Environmental Permits in connection with the Business or the Purchased Assets.

              (d) Listings. None of the real property currently or formerly owned, leased, or operated by Seller in connection with the Business is listed or proposed to be listed on the National Priorities List or CERCLIS or on any equivalent state or local database or list of properties that require cleanup under Environmental Laws.

              (e) Environmental Information. Seller has made available to Buyer all information, including without limitation all audits, studies, analyses and test results, in the possession, custody or control of Seller relating to (i) the environmental conditions on, under or about any real property owned, leased or used by Seller in connection with the Business, and
(ii) Hazardous Substances used, managed, handled, transported, treated, generated, stored or Released by in connection with the Business.

              (f)    Underground Storage Tanks, etc. Except as disclosed on
SCHEDULE 4.16 to the knowledge of Seller, there are no (i) underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl-containing equipment or (iii) asbestos-containing material, at any property currently owned, leased or operated in connection with the Business or the Purchased Assets.

              (g) Releases. Except as disclosed on SCHEDULE 4.16, no Releases of Hazardous Substances have occurred at, from, in, to, on or under any property currently owned, leased or operated in connection with the Business or the Purchased Assets, except in accordance with Environmental Laws and except as would not have a Material Adverse Effect.

              (h)    Other Representations.

                     (i) Seller has conducted no activity or operations with respect to the property subject to the Fairchild Leases and Seller has provided a true and complete copy of the Phase I Environmental Report prepared for Seller with respect to the properties subject to the Fairchild Leases.

                     (ii)   Notwithstanding anything to the contrary in this
SECTION 4, (A) this SECTION 4.16 contains the sole and exclusive representation and warranty of Seller with respect to environmental matters and (B) none of the representations set forth in this SECTION 4.16 (other than in this SECTION 4.16(h)) are being made with respect to the Fairchild Leases.

       4.17.  EMPLOYEES.

              (a) Existing Employees. SCHEDULE 4.17(a) lists the name of each employee of Seller that devotes substantially all of his or her time to the Business (an "EXISTING EMPLOYEE"). Substantially all of Existing Employees devote all of their time to the Business. With respect to each such Existing Employee, Seller has provided to Buyer such Existing Employee's position with Seller, initial employment date and such Existing Employee's fiscal year 2000 and current salary or hourly wage, bonus or incentive compensation, total taxable compensation, accrued vacation and other employment benefits. Except as disclosed in SCHEDULE 4.17(a), no oral understandings currently exist between any executive officer or other representative of Seller authorized to enter into such understandings on behalf of Seller and any Existing Employee regarding changes in compensation, promotion or any other change in status.

              (b) Labor Relations. Seller is not party to any collective bargaining or similar agreement with respect to the employees involved in the Business. There is no strike, labor, dispute, slowdown, stoppage or other material interference with or impairment by labor of the Business actually pending or, to Seller's knowledge, threatened against Seller with respect to the Business. Seller has complied in all material respects with all Applicable Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, workers compensation, employee privacy and right to know.

       4.18.  PENSION AND BENEFIT PLANS.

              (a)    Plans and Other Arrangements. Except as set forth in
SCHEDULE 4.18(a), Seller (i) neither maintains nor has ever maintained any Plan or Other Arrangement relating to the Existing Employees, (ii) neither is nor has ever been a party to any Plan or Other Arrangement relating to the Existing Employees and (iii) has no obligations under any Plan or Other Arrangement relating to the Existing Employees.

              (b) Disclosure. Seller has furnished to Buyer true and complete copies of each of the following documents for each Plan relating to the Existing
Employees: (i) the documents setting forth the terms of each Plan, including but not limited to plan documents, amendments, summary plan descriptions; (ii) all related trust agreements for each Plan; (iii) for the three most recent plan years, all annual reports (Form 5500 series) on Plans that have been filed with any Governmental Authority; (iv) all DOL opinions on any Plan and all correspondence relating to the request for and receipt of each opinion; and (v) all Internal Revenue Service determination letters, rulings, opinions or technical advice relating to any Plan and all correspondence relating to the request for and receipt of each ruling, opinion or technical advice.

              (c) Excluded Plan Types. Except for the Retirement Plan for Employees of the Fairchild Space and Defense Corporation, which is not being transferred to Buyer, no Plan is a Multiemployer Plan, an ESOP, a Defined Benefit Plan or a funded Welfare Plan.

              (d) Legal Compliance. With respect to the Existing Employees, Seller has complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act, and all other Applicable Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. Seller has no material liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages with respect to the Existing Employees. Seller has no material pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances, lawsuits, applications for remedial relief or other proceedings of any kind before any Governmental Authority arising under any applicable law governing any Plan with respect to the Existing Employees, and, to the knowledge of Seller, there exist no facts that could give rise to such a claim.

              (e) 401k Plan. Seller's 401(k) plan (referenced in SECTION 7.5(g) below) is a Qualified Plan and has been administered at all times in material compliance with its terms and Applicable Law, including but not limited to requirements for the timely remittance of employee and employer contributions. There are no claims, suits or proceedings by an Existing Employee for benefits from Seller's 401(k) plan.

              (f)    Liens. No Purchased Asset is subject to any lien under Code section 401(a)(29), ERISA section 4068, ERISA section 302(f) or Code section 412(n). Neither Seller nor any trade or business (whether or not incorporated) which is a member of a controlled group with Seller or which is under common control with Seller within the meaning of Code section 414 has incurred any liability which could subject the Purchased Assets to liability under sections 4062, 4063, 4064 or 4069 of ERISA.

       4.19.  TRANSACTIONS WITH RELATED PARTIES.

              Except as set forth in SCHEDULE 4.19, neither any present or former officer, director, stockholder or Affiliate of Seller, nor any Affiliate thereof, is currently a party to any transaction or Contract with Seller relating to the Business, including, without limitation, any Contract providing for the employment of, furnishing of services by, rental of the Purchased Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or Affiliate.

       4.20.  NO BROKER.

              Except for the fees of First Union Securities, Inc., which are the responsibility of Seller, Seller has no liability or obligation to pay any broker or finder or investment banker entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller for which Buyer could become liable or obligated.

       4.21.  DISCLAIMER.

              Notwithstanding anything to the contrary contained in this ARTICLE 4 or any other provision of this Agreement or a Seller Document, Buyer acknowledges that Seller is making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement or any Seller Document, including but not limited to any implied warranty or representation as to condition, merchantability, fitness or suitability for a particular purpose as to any of the Purchased Assets. Except as otherwise specifically provided in this Agreement, the Purchased Assets are being sold on an "as is" basis.

       4.22.  NOTES AND ACCOUNTS RECEIVABLE.

              All notes and accounts receivable of the Division which are reflected on the Interim Financial Statements have arisen only from bona fide transactions in the ordinary course of business. Seller has no knowledge of any facts or circumstances (other than general economic conditions) which would result in any material increase in the uncollectability of such receivables in excess of the reserves therefor set forth on the Interim Financial Statements. The entries shown on the Interim Financial Statements have been computed in a manner consistent with past practice.

       4.23.  INSURANCE.

              SCHEDULE 4.23 is a list of all insurance policies (specifying the insurer, the amount of coverage, the type of insurance and the annual premium) maintained by Seller with respect to the Business. Such policies are owned solely by Seller and will be outstanding and in effect until the Closing.

       4.24.  CUSTOMERS AND SUPPLIERS.

              Seller has used its reasonable business efforts to maintain and, to the knowledge of Seller, currently maintains good working relationships with all of its customers and suppliers with respect to the Business.

5. REPRESENTATIONS AND WARRANTIES OF BUYER

              Each of Buyer and Parent, as applicable, hereby represents and warrants to Seller, on the date hereof and on the Closing Date, as follows:

       5.1.   ORGANIZATION.

              Each of Buyer and Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and Parent has all necessary corporate power, authority, and capacity to own its property, to carry on its business, and to enter into and perform its obligations under this Agreement and the other Buyer Documents and to carry out the transactions contemplated hereby and thereby.

       5.2.   CORPORATE AUTHORITY.

              The execution, delivery and performance by each of Buyer and Parent of this Agreement and the other Buyer Documents to which it is a party and the consummation by Buyer and Parent of the transactions contemplated hereby or thereby have been duly authorized by all requisite corporate action on the part of Buyer and Parent, as applicable. This Agreement has been duly executed and delivered by each of Buyer and Parent and constitutes, and upon execution and delivery by each of Buyer and Parent of each of the other Buyer Documents to which it is a party, such Buyer Documents will constitute, the legal, valid and binding obligation of Buyer and Parent, as applicable, enforceable against Buyer and Parent in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

       5.3.   NO CONFLICT.

              Neither the execution or delivery by Buyer or Parent of this Agreement or the other Buyer Documents to which it is a party, nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with or result in a breach of any of the provisions of, or constitute a default under, the charter, by-laws, or other organizational document of Buyer or Parent, as amended to date, (b) result in a breach of any of the provisions of, or constitute a default under any material contract to which Buyer or Parent is bound, or (c) result in a violation of any Applicable Law to which Buyer or Parent or its property is subject.

       5.4.   CONSENTS.

              Except for the consents contemplated by SECTION 8.2, no consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by Buyer or Parent of this Agreement or the other Buyer Documents to which it is a party. No approval, consent or authorization of any lender, lessor or other person is required in order for Buyer to consummate the transactions contemplated hereby or thereby.

       5.5.   LITIGATION.

              There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of Buyer, threatened against or relating to Buyer which seeks to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent Buyer from complying with the terms and provisions of this Agreement.

       5.6.   BROKERS.

              No broker or finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or Parent for which Seller could become liable or obligated.

       5.7.   SOLVENCY.

              Parent currently is, and following the Closing, Parent will continue to be able to pay its debts and fulfill its obligations as the same come due.

       5.8.   INSPECTIONS; LIMITATIONS ON SELLER'S WARRANTIES.

              Buyer is an informed and sophisticated participant in the transactions contemplated by this Agreement. Buyer acknowledges that no representation or warranty, express or implied, of Seller or any of its advisors, including, without limitation, First Union Securities, Inc., or any of their respective Affiliates or representatives, with respect to the Business, including, without limitation, (i) the information set forth in the Fairchild Confidential Information Memorandum provided in July 2000, (ii) any other information provided to Buyer pursuant to the Confidentiality Agreement, dated July 11, 2000, between Buyer and Seller or SECTION 7.1 or (iii) any financial projection or forecast delivered to Buyer with respect to the revenues or profitability which may arise from the operation of the Business either before or after the Closing Date, shall (except as otherwise expressly represented to in this Agreement) form the basis of any claim against Seller or any of its advisors including, without limitation, First Union Securities, Inc. or any of their respective Affiliates with respect thereto or with respect to any related matter. Nothing contained in this SECTION 5.8 will be construed as a waiver of or defense to claims for fraud. With respect to any projection or forecast delivered by or on behalf of Seller to Buyer, Buyer acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts and (ii) it is familiar with such uncertainties.

       5.9.   FINANCING.

              Buyer will have on the Closing Date sufficient cash to pay the Purchase Price and to make all other payments necessary in connection with the transactions contemplated by this Agreement.

       5.10.  DISCLAIMER.

              Notwithstanding anything to the contrary contained in ARTICLE 5 or any other provision of this Agreement or any Buyer Document, Seller hereby acknowledges that each of Buyer and Parent is making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement or any other Buyer Document.

6. COVENANTS OF SELLER PENDING CLOSING

       6.1.   CONDUCT OF BUSINESS.

              Except as otherwise contemplated by this Agreement, during the period from the date hereof through the Closing Date, Seller will conduct the operations of the Business in the ordinary and usual course, consistent with past and current practices, to keep the Business and the Purchased Assets substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees, all to the extent the officers, directors and management employees of Seller reasonably determine such actions to be in the best interests (including the future prospects) of the Business. Seller shall maintain in full force and effect all existing casualty, liability and other insurance through the day following the Closing Date in amounts not less than those in effect on the date hereof, except for changes in such insurance that are made in the ordinary course of business consistent with past practice.

       6.2.   FORBEARANCES.

              Except as contemplated by this Agreement or consented to by Buyer in writing (which consent shall not be unreasonably withheld), with respect to the Business during the period from the date hereof through the Closing Date Seller shall not engage in any practice, take any action, or enter into any transaction outside of the ordinary course of business. Without limiting the generality of the foregoing, Seller will not (i) take any action, or enter into any transaction with respect to the Purchased Assets or Assumed Liabilities outside the ordinary course of business, the primary purpose or effect of which is to generate or preserve cash, (ii) otherwise engage in any practice, take any action or enter into any transaction which would cause the representations set forth in SECTION 4.7 to be untrue on the Closing Date; or (iii) take any action or fail to take any action that would cause any of the other representations, warranties or covenants contained herein to be untrue or incorrect or incapable of being performed or satisfied on the Closing Date.

       6.3.   UPDATES.

              Seller shall promptly notify Buyer of the occurrence after the date of this Agreement and prior to the Closing Date of any fact or condition that would, as of the time of such occurrence, constitute a breach of any representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

7.  ADDITIONAL COVENANTS AND AGREEMENTS

       7.1.   ACCESS AND CONFIDENTIAL INFORMATION.

              Seller shall afford to Buyer and its representatives reasonable access during normal business hours beginning on the date hereof to the books, records, offices, Contracts, officers, employees, consultants and contractors of the Business and to such other information relating to the Business as Buyer shall reasonably request. If the Closing shall not occur, Buyer shall return to Seller all written material containing or reflecting any such information, and Buyer shall not retain any copies, extracts or other reproductions in whole or in part of such written material and shall destroy all documents, memoranda, notes and other writings (or portions of any such writings, if applicable) prepared by Buyer or any of its advisors based on such information and upon written request provide a certification to Seller that such destruction has occurred. All information furnished or to be furnished by Seller or its agents to Buyer shall be kept confidential (notwithstanding any termination of this Agreement); provided, however, that such confidentiality obligation shall not apply to (a) disclosure to the extent necessary to meet the requirements of Applicable Law (subject to giving Seller notice as promptly as possible of the intention to make such disclosure and providing Seller the opportunity to seek a protective order), or (b) any information which (i) was already in Buyer's possession from a source other than Seller and without an obligation of confidentiality prior to the disclosure thereof by Seller or its agents, (ii) was generally known to the public prior to the disclosure thereof, (iii) became known to the public through no fault of Buyer, or (iv) was disclosed to Buyer by a third party not known by Buyer to be bound by an obligation of confidentiality.

       7.2.   CONSENTS; SATISFACTION OF CLOSING CONDITIONS.

              (a) Prior to Closing. Except as provided in SECTION 7.3(b), Seller shall use all reasonable efforts to obtain, with the cooperation of the Buyer, prior to Closing, all consents, waivers and other approvals which shall be required in order to effectuate the transactions contemplated hereby, including, without limitation, those consents set forth in SCHEDULE 4.3 and 4.4. Seller and Buyer shall use all reasonable efforts to satisfy promptly the conditions to the Closing specified in this Agreement. Seller and Buyer shall furnish to each other and to each other's counsel all such information as may be reasonably required in order to effectuate the foregoing actions.

              (b) Hart-Scott Rodino and Exon-Florio Filings. As promptly as practicable following the execution of this Agreement, Seller and Buyer shall file with the CFIUS pursuant to the Exon-Florio Provision all requisite documents and notifications, if any, which are required in connection with this Agreement and the transactions contemplated hereby, and Seller and Buyer shall complete any filing required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), or shall mutually agree that no such filing is required. Buyer shall be responsible for all filing fees owing to any Governmental Authority in connection with filings contemplated by this SECTION 7.2(b). Seller and Buyer shall diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to comply with, the requirements under the Exon-Florio Provision and the HSR Act.

              (c) Subsequent to Closing. From and after the Closing Date, Seller shall cooperate with Buyer to obtain any consents, waivers and other approvals which shall not have been obtained prior to the Closing Date. In the event Seller is unable to obtain as of the Closing any consent, waiver or approval that is required in order to transfer or assign any Purchased Asset, including any Contract included in the Purchased Assets, the parties shall enter into such mutually acceptable arrangement as is necessary to provide Buyer with the benefits thereof and, with respect to any such Contracts, Buyer shall pay and perform all obligations of Seller thereunder after the Closing Date.

       7.3.   ASSIGNMENT OF CONTRACTS AND RIGHTS.

              (a) Noncontravention. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract or any claim, right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof, be ineffective with respect to any party thereto or in any way adversely affect the rights of Buyer or Seller thereunder.

              (b) Government Contract Assignments and Novations. With respect to any Government Contract and any claim, right or benefit arising thereunder or resulting therefrom, Seller and Buyer will use reasonable good faith efforts to obtain as expeditiously as possible, if required, the written consent of the other parties to such Government Contract for the assignment or, if required, novation thereof to Buyer or, alternatively, written confirmation from such parties reasonably satisfactory in form and substance to Buyer and Seller that such consent is not required. In furtherance of the foregoing, (i) with respect to the Prime Government Contracts to which Seller is a party, as soon as practicable following the Closing, Buyer and Seller shall submit to the relevant Responsible Contracting Officer a written request that the relevant Governmental Authority enter into a Government Contract Novation with Buyer with respect to such Prime Government Contracts; and (ii) with respect to each Government Contract that is not a Prime Government Contract, Buyer and Seller shall, as soon as practicable following the date hereof, submit to the other party or parties thereto documentation seeking the written waiver or approval of such other contracting party or parties thereto to the transfer and assignment of all of Seller's claims, rights, benefits and liabilities thereunder to Buyer. In this regard, Seller and Buyer shall take all actions required or customary under any FAR provision (or applicable equivalent regulation).

              (c) Buyer Responsibility. Notwithstanding any other provision of this Agreement, the failure by the parties to obtain any required Government Contract Novation, or any similar consent, waiver, confirmation, novation or approval with respect to any Government Contract, shall not relieve either party from its obligation to consummate at the Closing the transactions contemplated by this Agreement. Buyer acknowledges that (i) a substantial portion of the Government Contracts will require the consent or, in the case of Prime Government Contracts, Government Contract Novation, of the other party or parties thereto by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and (ii) with respect to any Bids submitted by Seller before the Closing, the responsible contracting office might not, after the Closing, award a contract to Buyer based on such Bid until such responsible contracting officer determines that Buyer, as a result of its purchase of the Business, is Seller's successor in interest to such Bid. Buyer agrees and acknowledges that it shall be the obligation of Buyer (and not Seller) to obtain the consents and authorizations described in this SECTION 7.3(c). Seller will, however, use commercially reasonable efforts to assist Buyer in obtaining such consents.

              (d) Subcontract and Other Arrangements. If any Government Contract Novation or any consent, waiver, confirmation, novation or approval described in this SECTION 7.3 is not obtained with respect to any Contract, then Seller and Buyer will cooperate to establish an arrangement reasonably satisfactory to Buyer and Seller under which Buyer would obtain, to the extent practicable, the claims, rights and benefits and assume the corresponding liabilities and obligations thereunder in accordance with this Agreement (including by means of any subcontracting, sublicensing or subleasing arrangement) or under which Seller would enforce for the benefit of Buyer, with Buyer assuming and agreeing to pay Seller's obligations, any and all claims, rights and benefits of Seller against a third party thereto.

       7.4.   LETTERS OF CREDIT; SURETY BONDS.

              On or prior to the Closing Date, Buyer and Seller will use commercially reasonable efforts to ensure that Seller and its Affiliates are released from all obligations under all letters of credit, surety and performance bonds, guarantees and other financial support arrangements relating to the Business that either (a) are set forth in SCHEDULE 7.4 or (b) are provided or otherwise become effective after the date of this Agreement and not in contravention of the terms of this Agreement (the "LETTERS OF CREDIT"). If Buyer is unable to obtain any such release from any such arrangement by the Closing, at and after the Closing Date, Buyer and Seller will continue to use commercially reasonable efforts to ensure that Seller and its Affiliates are released from such arrangements. In the event such release is not obtained within 90 days after the Closing Date, Buyer shall provide replacement irrevocable letters of credit from a bank reasonably acceptable to Seller (and Parent shall guarantee such letters of credit, if necessary) and containing terms and conditions reasonably acceptable to Seller pursuant to which the beneficiaries thereof are indemnified against all of their respective obligations under any such arrangement from which such beneficiary is not so released on the Closing Date.

       7.5.   EMPLOYMENT; EMPLOYEE BENEFITS.

              (a) Existing Employees. Prior to the Closing, Buyer shall extend an offer of employment to each Existing Employee for a comparable position at the same salary or hourly wage as in effect with respect to such employee on the Closing Date. (For purposes of this Agreement, any such Existing Employee who accepts an offer of employment is referred to as a "TRANSFERRED EMPLOYEE.") Subject to the other provisions of this SECTION 7.5, the Transferred Employees shall be employed after the Closing in accordance with, and subject to, Buyer's usual terms, conditions and policies of employment.

              (b)    Transferred Employee Benefit Plans.

                     (i) Except as otherwise set forth in this SECTION 7.5(b), immediately following the Closing Date, the Transferred Employees, during such time as their employment with Buyer is continued, shall be eligible to participate in Buyer's employee benefit plans ("BUYER BENEFIT PLANS") on the same terms and conditions as similarly situated employees of Buyer are eligible to participate therein. Specifically, Buyer shall make available to each of the full-time Transferred Employees (i) life, accidental death and dismemberment, long-term disability and short-term disability insurance benefit plans to become effective on the Closing Date and (ii) medical, dental and vision insurance benefit plans to become effective not later than December 31, 2000. Buyer shall cause the Buyer Benefit Plans to recognize prior service of Transferred Employees under corresponding Seller's benefit plans prior to the Closing as service with Buyer and its Affiliates for purposes of (i) any Buyer Benefit Plan that is not a Pension Plan for purposes of any waiting period and eligibility requirements and (ii) any Buyer Benefit Plan that is a Pension Plan, for purposes of eligibility (including eligibility for early retirement benefits) and vesting (but not benefit accrual) thereunder. Seller shall continue to provide benefit coverage to all Transferred Employees under Seller's benefit plans until the Closing. Buyer shall assume the liabilities specifically reflected on the Interim Balance Sheet that are attributable to the Transferred Employees. Except as otherwise set forth in this SECTION 7.5(b), Buyer shall assume all liabilities, responsibilities and obligations under the Buyer Benefit Plans with respect to the Transferred Employees for the provision of any benefits otherwise available under such plans, including, without limitation, comprehensive health, dental or drug welfare benefits otherwise payable with respect to any covered health, dental, and/or covered services and/or materials and/or supplies and/or expenses, which were provided to or are incurred after the Closing.

                     (ii) Seller shall provide continued health and medical coverage to the extent required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable federal, state or local law or ordinance ("COBRA COVERAGE") to all Transferred Employees (including their eligible dependents and beneficiaries) with respect to whom a "qualifying event" (as such term is defined under Sections 4980B(f)(3) of the Code or 603 of ERISA) or other triggering event described under the applicable federal, state or local laws or ordinances occurs on or before the Closing; provided that Buyer shall pay Seller all premiums in respect of COBRA Coverage for the Transferred Employees as such premiums become due. In addition to such premiums, Buyer shall promptly reimburse Seller for (i) any claims paid by Seller under Seller's dental or medical benefit plans to Transferred Employees for claims incurred by Transferred Employees (including their eligible dependents and beneficiaries) during the period beginning on the Closing Date and ending on and including the last day of the calendar month in which the Closing occurs and (ii) all out-of-pocket expenses associated with Seller's provision of COBRA Coverage to the Transferred Employees (including their eligible dependents and beneficiaries) for the period commencing on the Closing Date and ending on December 31, 2000.

              (c) Other Buyer and Seller Responsibilities. Seller agrees that on and after the Closing, Buyer shall assume no liability, obligation or commitment with respect to Seller's benefit plan or any benefits or other amounts payable or provided under any Seller's benefit plan or any notice (including, but not limited to, notice required by the WARN Act (except with respect to Transferred Employees or COBRA)), or any Contract relating to employment or termination of employment between Seller and any of its employees or former employees, including the Transferred Employees, except with respect to any contracts arising between Buyer and any Transferred Employee. Buyer agrees that on and after the Closing, Seller shall assume no liability, obligation or commitment with respect to any benefit plan of Buyer or any benefits or other amounts payable or provided under any Buyer's benefit plan or any contract relating to employment or termination of employment between Buyer and any of its Affiliates and any of their employees or former employees, including the Transferred Employees.

              (d) Further Assurances. Seller and Buyer shall take such further action (before, at or after the Closing Date), if any, as reasonably may be necessary or convenient to implement the intent of their agreements contained in this SECTION 7.5. Seller shall make available to Buyer such information as Buyer may reasonably request to enable Buyer to determine such matters relating to employment and salary histories for purposes of the Buyer Benefit Plans.

              (e)    No Third Party Beneficiary. No provision of this SECTION
7.5 shall create any third party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) in respect of continued employment (or resumed employment) or any other matters and no provision of this SECTION 7.5 shall create any such rights in any such persons in respect of any benefit plan or arrangement.

              (f) Retention Plans. Set forth on SCHEDULE 7.5(f) is a description of Seller's employee retention plans (the "RETENTION PLANS"). Effective upon the Closing, Buyer shall assume and continue to maintain the Retention Plans for those employees of Seller (and former employees of Seller) covered thereby at the Closing Date who are Existing Employees and pay all amounts to which any such individuals may become entitled thereunder after the Closing Date.

              (g) 401(k) Plan. As soon as administratively practicable after the Closing Date, Seller shall cause the trustee of Seller's 401(k) plan to transfer to the trustee of Buyer's 401(k) Plan, in a trustee-to-trustee transfer, cash, securities, outstanding loan balances, or a combination thereof equal to the account balances of all Transferred Employees. Buyer shall cause the trustee of its 401(k) plan to accept the transfer from the trustee of Seller's 401(k) plan, and Buyer shall credit the accounts for the Transferred Employees under its 401(k) Plan with the amounts on a fully vested basis, if any, transferred on their behalf. The transfers required by this SECTION 7.5(g) shall comply with Section 414(l) of the Internal Revenue Code and the requirements of ERISA and the regulations promulgated thereunder.

              (h) Spending Accounts. This Section shall apply if Buyer shall maintain a plan or plans under Section 125 and Section 129 of the Internal Revenue Code in which Transferred Employees are eligible to participate during the 2000 calendar year ("BUYER'S SECTION 125 PLAN") and such Transferred Employees also participated in the corresponding plans of the Seller (the "SELLER'S SECTION 125 PLAN") during the 2000 calendar year. At the end of the 2000 year, the following adjustments shall be made between Buyer and Seller:

                     (i) If the aggregate amount contributed by Transferred Employees for 2000 to the Transferred Employees' spending accounts under Seller's Section 125 Plan exceeds the aggregate claims paid by Seller for 2000 with respect to the Transferred Employees' spending accounts, Seller shall pay Buyer an amount in cash equal to such excess to the extent that the aggregate amount contributed by Transferred employees for 2000 to their spending accounts under Buyer's Section 125 Plan is less than the aggregate claims paid by Buyer for 2000 with respect to the Transferred Employees' spending accounts.

                     (ii) If the aggregate amount contributed by Transferred Employees for 2000 to their spending accounts under Seller's Section 125 Plan is less than the aggregate claims paid by Seller for 2000 with respect to the Transferred Employees' spending accounts, Buyer shall pay Seller an amount in cash equal to such deficit, to the extent that the aggregate amount contributed by Transferred Employees for 2000 to the Transferred Employees' spending accounts under Buyer's Section 125 Plan exceeds the aggregate claims paid by Buyer for 2000 with respect to the Transferred Employees' spending accounts.

                     (iii) The foregoing payments shall be made as soon as practicable after all claims have been paid for the 2000 year.

       7.6.   TAX RETURNS.

              (a) Seller Returns Prior to Closing. Seller shall prepare or cause to be prepared and file all Tax Returns and pay all Taxes with respect to Taxes constituting Excluded Liabilities for all taxable periods beginning on or prior to the Closing Date and ending on or after the Closing Date when such Tax Returns or Taxes are due, even though such Tax Returns or Taxes are not due until after the Closing Date. Such Tax Returns shall be prepared and filed in a manner consistent with prior returns.

              (b) Cooperation After Closing. After the Closing Date, Seller and Buyer shall, as may be reasonably requested by Buyer, on the one hand, or Seller, on the other hand:

                     (i) assist the other party in preparing any Tax Returns or reports which such other party or parties is or are responsible for preparing and filing with respect to the Business;

                     (ii) cooperate fully in preparing for any audits of, or any disputes with taxing authorities regarding, any Tax Returns of or including the Business; and

                     (iii) retain and make available to the other party and to any taxing authority all information, records and documents reasonably requested relating to Taxes of the Business.

       7.7.   LIABILITY FOR TRANSFER TAXES.

              Buyer shall be responsible for the timely payment of, and shall indemnify and hold harmless Seller and its Affiliates against, all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("TRANSFER TAXES") arising out of or in connection with or attributable to the transactions affected pursuant to this Agreement. Buyer shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes. Buyer's preparation of any such Tax Returns shall be subject to Seller's approval, which approval shall not be withheld unreasonably. Seller shall file all required sales tax notifications as promptly as practicable following the date hereof and shall provide to Buyer copies of any such filings. Seller and Buyer shall use all reasonable efforts to minimize the amount of all Transfer Taxes and cooperate in providing each other with the information necessary to prepare and review such Tax Returns.

       7.8.   ORBITAL NAME.

              Within 90 days after the Closing Date, Buyer shall remove all references to the names "Orbital Sciences Corporation" and "Orbital" or any derivation of a name, mark, trade name or trademark incorporating such names or any derivation therefrom or any corporate symbols or logos incorporating such names either alone or in combinations (collectively, the "ORBITAL NAME RIGHTS") from any advertisements, web sites, mail addresses, domain name services, datalinks or other property used by the Business, other than internal workpapers, drawings, memoranda or similar property that is not released to third parties in the ordinary course. During the 180 day period following the Closing, Seller and Buyer shall clearly identify to third parties after the Closing that the Purchased Assets and the Business are owned and operated by Buyer.

       7.9.   POST CLOSING RECEIPTS; COOPERATION.

              (a) Administration of Accounts. If at any time following the Closing, Seller or Buyer receives, or comes into possession of, any of the Purchased Assets or Excluded Assets or any receipts, proceeds, checks, securities or other property of any kind comprising, arising out of or derived from the Purchased Assets or the Business or Excluded Assets (including any check, notes or cash in payment of any account receivable or other intangible constituting part of the Purchased Assets or Excluded Assets), Seller or Buyer, as applicable, shall immediately deliver the same to the appropriate party, with such endorsements, transfers or assignments as may be necessary or desirable to ensure that such party receives the immediate and full benefit thereof.

              (b) Shared Assets. Without limiting the definition of the Purchased Assets or Buyer's rights to the Purchased Assets hereunder, Seller and Buyer shall cooperate in good faith to resolve any disputes as to whether any specific assets owned by Seller, other than the Purchased Assets, that relate to the Business and another business of Seller are used in or relate to the Business. Further, without limiting the foregoing, with respect to any asset presently used in connection with the Business that is also used by Seller in connection with a business of Seller other than the Business, (i) the parties shall cooperate in good faith to determine which business predominantly uses such asset, (ii) if appropriate, the parties shall agree to transfer title to that asset to the party that owns the business that predominantly uses such asset, (iii) without limiting Seller's continued use, if appropriate, the parties shall otherwise coordinate the nonexclusive use of the asset by Buyer, and (iv) with respect to any proprietary Know-How and Intellectual Property (other than the Excluded Assets) used by Seller in the Business but not included in the Purchased Assets, Seller hereby grants Buyer a nonexclusive perpetual, nonassignable (other than to Smiths Industries plc or subsidiaries thereof) royalty-free license to use such Know-How and Intellectual Property on an as is basis. With respect to any Contract applicable to both the Business and such other business of Seller, Seller and Buyer shall cooperate to structure contractual arrangements to such agreement providing both Seller and Buyer with appropriate rights and obligations for shared use. Such contractual arrangements may take the form of a subcontract, sublicense or two separate agreements.

              (c) Audits. Following the Closing Date, Seller and Buyer shall cooperate reasonably with each other in connection with any audit or review by any Governmental Authority or other party with respect to the Business. Upon reasonable request, at the expense of the party requesting assistance, each party will make available appropriate personnel and provide pertinent records to enable the other party to assist in any such audit or review.

              (d) Other Cooperation. The parties shall cooperate from and after the Closing Date, and take all reasonable steps to provide for a smooth and orderly transition of the Business to Buyer, including, without limitation, the transition of the employees, payroll, management information systems, e-mail, computer systems, customers and Contracts, and other assets.

       7.10.  BOOKS AND RECORDS.

              On or prior to the Closing Date, Seller shall provide copies of the books, records and files of Seller retained by Seller and described in
SECTION 1.3(h). Following the Closing Date, Seller shall make such records available to Buyer as may be reasonably requested by Buyer for purposes of compliance with Applicable Laws; provided, however, that Seller shall not be liable to Buyer in the event of any destruction of such records unless Seller fails to maintain such records with the same degree of care with which Seller maintains other similar records.

       7.11.  NONCOMPETITION.

              (a) Nonsolicitation. Seller agrees that it will not, and will cause its subsidiaries not to, at any time during the period of two (2) years following the Closing Date, directly or indirectly, solicit for employment or retention of, in any capacity, any Transferred Employee; provided that this covenant shall not apply to the general advertisement of employment opportunities. Buyer and Parent agree that they will not, and will cause their subsidiaries not to, at any time during the period of two (2) years following the Closing Date, directly or indirectly, solicit for employment or retention of, in any capacity, any employee of Seller; provided that this covenant shall not apply to the general advertisement of employment opportunities.

              (b) Noncompetition. Seller will not, and will cause its subsidiaries not to, for a period of three (3) years following the Closing Date, directly or indirectly, engage in the design or production of sophisticated electronics, avionics and mission management systems for use in military aircraft, helicopters and land vehicles of the type currently designed or produced in or by the Business (a "COMPETING BUSINESS"); provided that this
SECTION 7.11 shall not (i) prevent Seller or any of any of its subsidiaries from engaging in any activities that Seller or any of its subsidiaries is engaged in outside of the Business immediately before the Closing Date, (ii) prohibit the acquisition (by merger or otherwise) of the securities or assets of a business where the gross revenues of such business attributable to a Competing Business constitute less than twenty percent (20%) of the total gross revenue of such business or (iii) prevent MacDonald, Dettwiler and Associates Ltd. from engaging in any business.

              (c) Enforceability. Seller and Buyer acknowledge and agree that in view of the nature of the Business and the business objectives of Buyer and Seller in the transactions contemplated by this Agreement, the foregoing limitation is reasonable and properly required for the adequate protection of Buyer and Seller and that in the event that such limitation is deemed to be unreasonable, then such limitations shall be automatically reduced to the maximum extent permitted by a court of competent jurisdiction and, as reduced, the limitation shall be enforced.

              (d) Equitable Remedies. Seller and Buyer acknowledge that a violation of this SECTION 7.11 may cause irreparable injury to the non-breaching party and that the non-breaching party shall be entitled, in addition to any other rights and remedies it may have, to injunctive relief without being required to prove actual damages or post bond.

8. MUTUAL CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE

              Unless waived by Seller and Buyer, the obligations of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

       8.1.   ABSENCE OF LITIGATION.

              No order, injunction, judgment or decree by any Governmental Authority shall be in effect which enjoins, restrains or prohibits the consummation of the transactions contemplated by this Agreement.

       8.2.   STATUTORY REQUIREMENTS.

              All applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated and any review and investigation by CFIUS under the Exon-Florio Provision shall have been completed.

9. CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

              The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless otherwise waived in writing by Buyer:

       9.1.   REPRESENTATIONS AND WARRANTIES.

              The representations and warranties of Seller contained herein or in any Seller Document shall be true and correct as of the date hereof and on and as of the Closing Date in all material respects.

       9.2.   PERFORMANCE.

              Seller shall have duly performed or complied in all material respects with all of the covenants, acts and obligations to be performed or complied with by Seller hereunder at or prior to the Closing.

       9.3.   SELLER CONSENTS.

              Except for the consents described in SECTION 7.3, Seller shall have obtained, and shall have delivered evidence thereof to Buyer, all material consents, waivers and other approvals set forth on SCHEDULES 4.3 AND 4.4.

       9.4.   NO MATERIAL ADVERSE EFFECT.

              No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the Interim Balance Sheet Date that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a Material Adverse Effect.

       9.5.   SUBLEASE.

              Seller shall have entered into a Sublease Agreement with respect to certain premises in Germantown, Maryland, such sublease to have payment terms consistent with current cost allocations to the Business and space usage consistent with the usage by the Business prior to the Closing, including an allocation of common spaces, but with reconfiguration to segregate the operations of Seller and Buyer to the extent practicable, substantially in the form of EXHIBIT C (the "SUBLEASE").

       9.6.   SERVICES AGREEMENT AND MANUFACTURING AGREEMENT.

              Seller shall have entered into (a) a Services Agreement for (i) services such as information systems, security, facilities management, human resources, duplication, graphics and metrology to be provided on a cost-no-fee basis and (ii) engineering services and hardware manufacturing and testing, to be provided at prices based on Seller's current cost/pricing methodology, but with a 10% fee on labor, in each case, for a period of one year following the Closing, substantially in the form of EXHIBIT D (the "SERVICES AGREEMENT") and
(b) a Manufacturing Agreement substantially in the form of EXHIBIT F (the "MANUFACTURING AGREEMENT").

       9.7.   ASSIGNMENT AND ASSUMPTION OF LEASES.

              Seller shall have entered into an Assignment and Assumption of Lease with respect to each of the Fairchild Leases, which shall include an unconditional release of Seller as tenant under the Fairchild Leases, substantially in the form of EXHIBIT E (collectively, the "ASSIGNMENT AND ASSUMPTION OF LEASES").

       9.8.   SELLER'S CLOSING DOCUMENTS.

              Seller shall have delivered all other Contracts and documents required to be delivered by Seller at the Closing, including without limitation, those described in SECTION 11.1.

10. CONDITIONS TO SELLER'S OBLIGATIONS TO CLOSE

              The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless otherwise waived in writing by Seller.

       10.1.  REPRESENTATIONS AND WARRANTIES.

              The representations and warranties of Buyer contained herein or in any document delivered pursuant hereto shall be true and correct as of the date hereof and on and as of the Closing Date in all material respects.

       10.2.  PERFORMANCE.

              Buyer shall have performed or complied in all material respects with all covenants, acts and obligations to be performed or complied with by Buyer hereunder at or prior to the Closing.

       10.3.  SUBLEASE.

              Buyer shall have entered into the Sublease.

       10.4.  SERVICES AGREEMENT AND MANUFACTURING AGREEMENT.

              Buyer shall have entered into (i) the Services Agreement and (ii) the Manufacturing Agreement.

       10.5.  ASSIGNMENT AND ASSUMPTION OF LEASES.

              Buyer shall have entered into the Assignment and Assumption of Leases and all letter of credit obligations of Seller relating to the Fairchild Leases shall have been released.

       10.6.  BUYER'S CLOSING DOCUMENTS.

              Buyer shall have delivered all other Contracts and documents required to be delivered by it at the Closing, including without limitation, those described in SECTION 11.2.

11. ACTION TO BE TAKEN AT CLOSING

       11.1.  ACTION TO BE TAKEN BY SELLER.

              At the Closing, Seller shall deliver to Buyer the following:

              (a) executed documents of assumption, dated the Closing Date, transferring the Assumed Liabilities, substantially in the form attached hereto as EXHIBIT A;

              (b) an executed bill of sale and assignment, dated as of the Closing Date, conveying all of the Purchased Assets substantially in the form attached hereto as EXHIBIT B;

              (c) all such other general instruments of transfer, assignment and conveyance, assignments, evidences of consent, waiver or other approval, and other instruments or documents in form and substance satisfactory to Buyer, as shall be necessary to evidence or perfect the sale, assignment, transfer and conveyance of the Purchased Assets to Buyer and effectively vest in Buyer all right, title and interest in the Purchased Assets free and clear of any and all Liens (other than Permitted Liens), together with possession (or constructive possession, in the case of intangibles) thereof, all in accordance with the terms and conditions of this Agreement;

              (d) a certificate of an executive officer of Seller, dated the Closing Date, certifying that (i) the representations and warranties of Seller contained herein or in any certificate or other Seller

Document are true and correct on and as of the Closing Date as if made again on and as of such date and (ii) all covenants, acts and obligations to be performed or complied with by such Seller hereunder at or prior to the Closing, including the covenants contained in ARTICLE 9, have been duly performed and complied with by such Seller;

              (e) a certified copy of the resolutions adopted by the Board of Directors of Seller authorizing or ratifying this Agreement and authorizing the consummation by Seller of the transactions contemplated hereby and by the other Seller Documents;

              (f) evidence of the release of the liens described on SCHEDULE 4.10(a); and

              (g) such other certificates, instruments, opinions or documents as Buyer may reasonably request in order to effect and document the transactions contemplated hereby.

       11.2.  ACTION TO BE TAKEN BY BUYER.

              At the Closing, Buyer shall deliver to Seller the following:

              (a) executed documents of assumption, dated the Closing Date, assuming the Assumed Liabilities, substantially in the form attached hereto as EXHIBIT A;

              (b) a certified copy of the resolutions duly adopted by Board of Directors of Buyer authorizing or ratifying this Agreement and authorizing the consummation by such Buyer of the transactions contemplated hereby and by the other Buyer Documents; and

              (c) a certificate by an executive officer of Buyer, dated the Closing Date, certifying that (i) the representations and warranties of Buyer contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith are true and correct on and as of the Closing Date as if made again on and as of such date and (ii) all covenants, acts and obligations to be performed or complied with by Buyer hereunder at or prior to the Closing have been duly performed and complied with by Buyer.

       11.3.  PAYMENT OF PURCHASE PRICE.

              Upon delivery of the documents pursuant to SECTIONS 11.1 and 11.2, Buyer shall pay the Purchase Price to Seller in accordance with SECTION 3.2.

       11.4.  EFFECTIVE TIME.

              The effective time of the Closing shall be the close of business on the Closing Date or as otherwise agreed by the parties.

12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

              (a) Survival Period. The representations and warranties contained in this Agreement shall survive the Closing and continue in full force and effect for a period of 12 months following the Closing Date; provided, however, that (a) any claim that is based on fraud shall survive until the date ninety days following the expiration date of the statute of limitations applicable to any indemnified liability with respect thereto and any extensions or waivers thereof, (b) the representations and warranties set forth in SECTION
4.16 shall survive for a period of three (3) years, (c) all representations and warranties set forth in SECTIONS 4.6 and 4.18 survive the Closing for the period of the applicable statute of limitations plus any extensions or waivers thereof, and (d) all representations and warranties set forth in SECTIONS 4.2 and 5.2 shall survive the Closing without limitation.

              (b) Effect of Expiration. Notwithstanding the foregoing, if written notice of a claim for indemnification has been given during the applicable survival period under this SECTION 12, all relevant representations, and warranties and the obligation to indemnify therefor shall survive for the purposes of such claim until such claim has been finally resolved.

13. INDEMNIFICATION

       13.1.  INDEMNIFICATION OF BUYER.

              Seller shall defend, and hold Buyer and its Affiliates and their respective officers, directors, employees, agents, advisors and representatives (collectively, the "BUYER INDEMNITEES") harmless from and against any and all costs, expenses, losses, damages, fines or liabilities (including, without limitation, reasonable attorneys' fees and expenses) ("BUYER DAMAGES") suffered, sustained, incurred or paid by any Buyer Indemnitee in connection with, resulting from, or arising out of:

              (a) a breach or violation of any of the representations or warranties of Seller contained in this Agreement or in any Seller Document delivered pursuant hereto;

              (b) a breach or violation of any of the covenants or agreements of Seller contained in this Agreement or any Seller Document delivered pursuant hereto;

              (c) any liability or obligation arising out of or related to the Excluded Assets or the Excluded Liabilities;

              (d) any failure of Seller to comply with applicable bulk sales laws or similar laws relating to notices to creditors; or

              (e) any liability or obligation asserted against Buyer arising out of any violation of any Environmental Law or Environmental Permit or arising out of any other environmental matter, in each case to the extent existing prior to the Closing in respect of the Business, other than with respect to the property subject to the Fairchild Leases.

       13.2.  INDEMNIFICATION OF SELLER.

              Buyer shall indemnify, defend and hold Seller and its Affiliates and their respective officers, directors, employees, agents, advisors and representatives (collectively, the "SELLER INDEMNITEES") harmless from and against any and all costs, expenses, losses, damages, or liabilities (including, without limitation, reasonable attorneys' fees and expenses) ("SELLER DAMAGES") suffered, sustained, incurred or paid by any Seller Indemnitee in connection with, resulting from, or arising out of:

              (a) a breach or violation of any of the representations or warranties of Buyer contained in this Agreement or in any Buyer Document delivered pursuant hereto;

              (b) a breach or violation of any of the covenants or agreements of Buyer contained in this Agreement or in any Buyer Document delivered pursuant hereto;

              (c) any liability or obligation arising out of the Assumed Liabilities;

              (d) except to the extent that any such Seller Damages relate to a pre-Closing matter for which Buyer would be entitled to indemnification from Seller pursuant to SECTION 13.1, the operation of the Business by Buyer, or Buyer's ownership, use or operation (or failure to operate) of the Purchased Assets after the Closing Date; or

              (e) any liabilities arising out of events occurring after the Closing relating to any Transferred Employees other than those expressly retained herein by Seller; or

              (f) any liability or obligation arising out of any Letters of Credit after the Closing.

       13.3.  MATTERS INVOLVING THIRD PARTIES.

              Upon obtaining knowledge of the institution of any action, proceeding, or other event which could give rise to a claim of indemnity against any party (the "INDEMNIFYING PARTY") hereunder, the party seeking indemnification (the "INDEMNIFIED PARTY") shall promptly notify the Indemnifying Party thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure. If such claim or demand relates to a claim or demand asserted by a third party (a "THIRD PARTY CLAIM"), the Indemnifying Party shall have the right to employ counsel of its choice reasonably satisfactory to the Indemnified Party to defend such Third Party Claim; provided that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the claim. If the Indemnifying Party elects not to assume the defense of such Third Party Claim or within a reasonable time after notice of such claim, fails to defend such claim, the Indemnified Party shall (upon further notice) have the right to undertake the defense thereof by counsel or other representatives designated by it, such representation (including the compromise or settlement of such Third Party Claim) to be undertaken on behalf of and for the account and risk of the Indemnifying Party.

       13.4.  LIMITATION OF LIABILITY.

              (a) Seller Liability. No liability for indemnification shall arise on the part of Seller under this ARTICLE 13 with respect to any claim for indemnification based upon clause (a) of SECTION 13.1 until the aggregate amount of Buyer Damages for which indemnification is available under such clause (a) exceeds $500,000 (the "BUYER THRESHOLD"), whereupon Buyer Indemnitees shall be entitled to seek indemnification for the amount of such Buyer Damages (including without limitation those included in the Buyer Threshold); provided, however, that such limitation shall not apply to any liability for indemnification with respect to any claim for indemnification based upon (i) fraud, (ii) any misrepresentation or breach of a warranty which was actually known to be untrue by Seller when made, or (iii) any misrepresentation or breach of a warranty contained in SECTION 4.6 (Taxes). Notwithstanding the foregoing, in no event shall the aggregate liability of Seller under this ARTICLE 13 with respect to any claim for indemnification based upon clause (a) or clause (b) of SECTION 13.1 exceed fifteen percent (15%) of the Purchase Price.

              (b) Buyer Liability. No liability for indemnification shall arise on the part of Buyer under this ARTICLE 13 with respect to any claim for indemnification based upon clause (a) of SECTION 13.2 until the aggregate amount of Seller Damages for which indemnification is available under such clause (a) exceeds $500,000 (the "SELLER THRESHOLD"), whereupon Seller Indemnitees shall be entitled to seek indemnification for the amount of such Seller Damages (including without limitation those included in the Seller Threshold); provided, however, that such limitation shall not apply to any liability for indemnification with respect to any claim for indemnification based upon (i) fraud, or (ii) any misrepresentation or breach of a warranty which was actually known to be untrue by Buyer when made. Notwithstanding the foregoing, in no event shall the aggregate liability of Buyer under this ARTICLE 13 with respect to any claim for indemnification based upon clause (a) or clause (b) of SECTION
13.2 exceed fifteen percent (15%) of the Purchase Price; provided that such 15% limit shall not apply to (and in determining if such cap has been met, shall not take into account) any claim based on the failure of Buyer to comply with its obligations to (A) pay the Purchase Price pursuant to Section 3, or (B) pay Transfer Taxes pursuant to SECTION 7.7.

       13.5.  EXCLUSIVE REMEDY.

              The parties acknowledge that, except in the case of fraud, their sole remedy after the Closing for any breach of any representation or warranty contained in this Agreement shall be the indemnification provisions set forth in this ARTICLE 13. Without limiting the generality of the foregoing, Buyer and Seller hereby waive any statutory, equitable or common law rights relating to any Environmental Liabilities and Costs.

       13.6.  TREATMENT OF INDEMNIFICATION PAYMENTS.

              All indemnification payments made pursuant to this ARTICLE 13 shall be treated as an adjustment to the Purchase Price.

14. TERMINATION

       14.1.  TERMINATION.

              Subject to the provisions of SECTION 14.2, this Agreement may be terminated at any time before the Closing under any one or more of the following circumstances:

              (a)    by mutual consent of Seller and Buyer;

              (b) by Buyer, upon written notice to Seller, if there has been a breach by Seller of any material representation, warranty, covenant or agreement contained herein, or any such representation or warranty shall have become untrue, and such breach has not been cured within thirty (30) days following receipt by Seller of written notice of such breach;

              (c) by Seller, upon written notice to Buyer, if there has been a breach by Buyer of any representation, warranty, covenant or agreement contained herein, or any such representation or warranty shall have become untrue, and such breach or condition has not been promptly cured within thirty (30) days following receipt by Buyer of written notice of such breach;

              (d) by Buyer, upon written notice to Seller, if Seller shall have failed to obtain all material consents required to be obtained by Seller in order to permit the consummation of the transactions contemplated in this Agreement, including, without limitation, any consent required in accordance with SECTION 7.2 of this Agreement;

              (e) by Seller, upon written notice to Buyer, if Buyer has failed to obtain all material consents required to be obtained by Buyer in order to permit the consummation of the transactions contemplated in this Agreement; or

              (f) by Seller or Buyer, if the Closing has not occurred on or before November 15, 2000, by reason of the failure of any condition precedent under ARTICLES 8, 9 or 10 through no fault of the terminating party, except that if the Closing is delayed as a result of a second request for information pursuant to the HSR Act, such date shall be extended to the date which is 60 days after the date of such second request.

       14.2.  EFFECT OF TERMINATION.

              In the event of termination of this Agreement, as provided above, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of Seller or Buyer, except for any party's liability resulting from such party's breach of any representation, warranty, covenant or agreement in this Agreement and except that the agreements with respect to confidentiality contained in SECTION 7.1 and the agreement respecting expenses contained in SECTION 15.13 shall survive the termination hereof.

15. MISCELLANEOUS

       15.1.  CERTAIN DEFINITIONS.

              As used herein, the following terms have the meanings set forth below:

              "AFFILIATE" shall mean a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

              "APPLICABLE LAW" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

              "ASSIGNMENT AND ASSUMPTION OF LEASES" has the meaning given to it in SECTION 9.7.

              "ASSUMED LIABILITIES" has the meaning given to it in SECTION 1.4.

              "BID" has the meaning given to it in SECTION 1.2(b).

              "BUSINESS" has the meaning given to it in the Recitals.

              "BUYER BENEFIT PLANS" has the meaning given to it in SECTION
7.5(b).

              "BUYER DOCUMENTS" shall mean, collectively, this Agreement, the Assumption Agreement, the Sublease, the Assignment and Assumption of Leases, the Manufacturing Agreement, the Services Agreement and all exhibits and schedules attached hereto or thereto.

              "BUYER DAMAGES" has the meaning given to it in SECTION 13.1.

              "BUYER INDEMNITEES" has the meaning given to it in SECTION 13.1.

              "CERCLA" the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et. seq.

              "CFIUS" shall mean the Committee on Foreign Investment in the United States under the Exon-Florio Provision.

              "CLOSING" has the meaning given to it in SECTION 2.1.

              "CLOSING DATE" has the meaning given to it in SECTION 2.1.

              "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, P.L. 99-272, as amended.

              "CODE" means the Internal Revenue Code of 1986, as amended, and all laws and regulations promulgated pursuant thereto or in connection therewith.

              "CONTRACTS" means all agreements, contracts, leases, commitments, understandings and other instruments and arrangements by which any of the Purchased Assets are bound or to which Seller is a party or by which Seller is bound primarily in connection with the Business or the Purchased Assets.

              "COPYRIGHTS" has the meaning given to it in the definition of Intellectual Property.

              "COTS" means commercial off-the-shelf software licenses and related services that are commercially available.

              "COVERED RETURNS" has the meaning given to it in SECTION 4.6(a).

              "DEFINED BENEFIT PLAN" means a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

              "DIVISION" has the meaning given to it in the Recitals.

              "DOL" means the Department of Labor or its successors.

              "ENVIRONMENTAL LAWS" means all Applicable Laws relating to the protection of the environment, to human and worker health and safety, or to any emission, discharge, generation, processing, generation, treatment, storage, abatement, remediation, manufacture, distribution, disposal, Release, threatened Release or transportation of any Hazardous Substances, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, and similar state laws,

              "ENVIRONMENTAL PERMITS" means any federal, state and local permit, license, registration, consent, order, administrative consent order, certificate, approval or other authorization with respect to Seller necessary for the conduct of the Business as currently conducted under any Environmental Law.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Applicable Laws promulgated pursuant thereto or in connection therewith.

              "ESOP" means any "employee stock ownership plan" as such term is defined in Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

              "ESTIMATED NET WORKING CAPITAL AMOUNT" has the meaning given to it in SECTION 3.4.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all Applicable Laws promulgated pursuant thereto or in connection therewith.

              "EXCLUDED ASSETS" has the meaning given to it in SECTION 1.3.

              "EXCLUDED LIABILITIES" has the meaning given to it in SECTION 1.4.

              "EXISTING EMPLOYEE" has the meaning given to it in SECTION
4.17(a).

              "EXON-FLORIO PROVISION" shall mean the Exon-Florio provisions of the Omnibus Trade and Competitiveness Act of 1988 as amended by the Defense Authorization Act for Fiscal Year 1993, as amended.

              "FAIRCHILD LEASES" means, collectively, (i) the Lease Agreement, dated June 2, 2000, between Seller and Westphalia Center II Limited Partnership, relating to an office building in the Seneca Meadows Corporate Center in Montgomery County, Maryland and (ii) the Lease Agreement, dated June 2, 2000, between Seller and Westphalia Center II Limited Partnership, relating to a manufacturing building in the Seneca Meadows Corporate Center in Montgomery County, Maryland.

              "FAR" means the Federal Acquisition Regulation, Title 48, Chapter 1 of the Code of Federal Regulations.

              "FINANCIAL STATEMENTS" has the meaning given to it in SECTION 4.5.

              "FIRST CHOICE" has the meaning given to it in SECTION 3.5(a).

              "GAAP" means generally accepted accounting principles in the United States applied on a basis consistent with past practice.

              "GOVERNMENT CONTRACT" has the meaning given to it in SECTION 4.12.

              "GOVERNMENT CONTRACT NOVATION" means a legal instrument executed by Seller, Buyer, and a Governmental Authority or the holder of a Government Contract, by which, among other things, Seller guarantees performance of a Government Contract, Buyer assumes all obligations under the Government Contract, and the Governmental Authority or the holder of the Government Contract recognizes the transfer of the Government Contract and related assets.

              "GOVERNMENTAL APPROVAL" means any permit, approval, order, consent, license, certificate, franchise, exemption or other authorization of, with or to any Governmental Authority.

              "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

              "HAZARDOUS SUBSTANCES" means any hazardous or toxic wastes, substances, radiation, or materials (whether solids, liquids or gases) which are listed or regulated under any Environmental Law, including but not limited to asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials.

              "HSR ACT" has the meaning given to it in SECTION 7.2.

              "INDEMNIFIED PARTY" has the meaning given to it in SECTION 13.3.

              "INDEMNIFYING PARTY" has the meaning given to it in SECTION 13.3.

              "INTELLECTUAL PROPERTY" means any and all United States and foreign: (i) patents and patent applications (including docketed patent disclosures awaiting filing, reissues, reexaminations, renewals, provisionals, divisions, continuations-in-part and extensions); (ii) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof (the "TRADEMARKS");
(iii) copyrights (including software and data compilations) and registrations thereof ("COPYRIGHTS"); and (iv) inventions, processes, designs, formulae, computer software, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information.

              "INTELLECTUAL PROPERTY ASSETS" has the meaning given to it in
SECTION 4.15(a).

              "INTERIM BALANCE SHEET" has the meaning given to it in SECTION
4.5.

              "INTERIM BALANCE SHEET DATE" has the meaning given to it in
SECTION 4.5.

              "INTERIM FINANCIAL STATEMENTS" has the meaning given to it in
SECTION 4.5.

              "KNOW-HOW" has the meaning given to it in SECTION 1.2(c).

              "KNOWLEDGE" will be deemed to be present with respect to Seller or Buyer when the matter in question was brought to the attention of or, if due diligence had been exercised, would have been brought to the attention of, any executive officer of Seller, the Deputy General Manager of the Division or the employees of Seller listed on SCHEDULE
7.5 on the one hand, or any executive officer of Buyer, on the other hand.

              "LETTERS OF CREDIT" has the meaning given to it in SECTION 7.4.

              "LIEN" means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Seller Contracts or Government Contracts.

              "MATERIAL ADVERSE EFFECT" means any event, occurrence, fact, condition, change or effect that is materially adverse to the business, operations, results of operations, financial condition, properties, assets or liabilities of the Purchased Assets or the Business.

              "MULTIEMPLOYER PLAN" means a "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

              "NET WORKING CAPITAL" means, as of any date, the amount by which
(a) the current assets (excluding cash) of the Business on such date are greater than (b) the sum of the long term capital lease obligation and the current liabilities of the Business on such date, in each such case as determined using accounting methods, practices and procedures as used in the preparation of the Target Working Capital. If, as of any date, the amount referred to in clause (b) of the first sentence of this paragraph is greater than the amount referred to in clause (a) of such sentence, the amount of Net Working Capital as of such date shall be a negative number.

              "OTHER ARRANGEMENT" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors of Seller that is not a Plan.

              "MANUFACTURING AGREEMENT" has the meaning given to it in SECTION 9.6.

              "PENSION PLAN" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

              "PERMITTED LIENS" means (i) Liens reserved against in the Interim Balance Sheet, to the extent so reserved, except for Liens relating to, arising out of or with respect to any Excluded Liabilities or Excluded Assets, (ii) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings, (iii) liens created by, arising out of, or specifically contemplated or permitted by this Agreement, or (iv) materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the course of construction or in the ordinary course of operation or maintenance, in each such case securing obligations which are not delinquent or which are being contested in good faith and for which adequate reserves are included in the Interim Balance Sheet or securing obligations which are bonded in a reasonable manner.

              "PERSON" means any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

              "PLAN" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in
Section 3(3) of ERISA and (a) which was or is established or maintained by Seller; (b) to which Seller contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for Seller and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

              "PRIME GOVERNMENT CONTRACTS" means a contract or contractual action entered into by a Governmental Authority for the purpose of obtaining supplies, materials, equipment, or services of any kind.

              "PURCHASE PRICE" has the meaning given to it in SECTION 3.1.

              "PURCHASED ASSETS" has the meaning given to it in SECTION 1.2, as modified by SECTION 1.3.

              "QUALIFIED PLAN" means a Pension Plan that satisfies the requirements for Tax qualification described in Section 401 of the Code.

              "REAL PROPERTY" has the meaning given to it in SECTION 1.2(d).

              "RELEASE" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into, or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

              "REMEDIAL ACTION" means all actions to (i) clean up, remove, treat, or in any other way remediate any Hazardous Substances; (ii) prevent or mitigate the Release of Hazardous Substances; or (iii) sample, study, investigate, or monitor any such Hazardous Substances.

              "RESPONSIBLE CONTRACTING OFFICER" means, with respect to any Prime Government Contract, the Person identified as such with respect thereto in FAR
Section 42.1202(a) or applicable equivalent provision.

              "RETENTION" has the meaning given to it in SECTION 3.2.

              "SECURITIES ACT" means the Securities Act of 1933, as amended, and all Applicable Laws promulgated pursuant thereto or in connection therewith.

              "SELECTED FIRM" has the meaning given to it in SECTION 3.5(a).

              "SELLER CONTRACTS" has the meaning given to it in SECTION 4.11(a).

              "SELLER DOCUMENTS" shall mean, collectively, this Agreement, the Bill of Sale, the Assumption Agreement, the Sublease, the Assignment and Assumption of Leases, the Manufacturing Agreement and the Services Agreement and all exhibits and schedules attached hereto or thereto.

              "SELLER DAMAGES" has the meaning given to it in SECTION 13.2.

              "SELLER INDEMNITEES" has the meaning given to it in SECTION 13.2.

              "SERVICES AGREEMENT" has the meaning given to it in SECTION 9.6.

              "SOFTWARE" has the meaning given to it in SECTION 1.2(h).

              "SUBLEASE" has the meaning given to it in SECTION 9.5.

              "TARGET WORKING CAPITAL" means $22,625,000.

              "TAX" any federal, state, provincial, local, foreign, or any other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, (including all interest and penalties thereon and additions thereto whether disputed or not).

              "TAX RETURN" any return, report declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

              "THIRD PARTY CLAIM" has the meaning given to it in SECTION 13.3.

              "TITLE I PLAN" means a Plan that is subject to Title I of ERISA.

              "TRADEMARKS" has the meaning given to it in the definition of Intellectual Property.

              "TRANSFER TAXES" has the meaning given to it in SECTION 7.7.

              "TRANSFERRED EMPLOYEE" has the meaning given to it in SECTION 7.5(a).

              "U.S. GOVERNMENT" means the United States Government, including any agencies, commissions, branches, instrumentalities and departments thereof.

              "WARN ACT" means the Worker Adjustment and Retraining Notification Act, and all Applicable Laws promulgated pursuant thereto or in connection therewith.

              "WELFARE PLAN" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

              "WITHHOLDING TAXES" has the meaning given to it in SECTION 4.6(a).

              "YEAR END FINANCIAL STATEMENTS" has the meaning given to it in
SECTION 4.5.

       15.2.  WRITTEN AGREEMENT TO GOVERN.

              Except for the Confidentiality Agreement, dated July 11, 2000, between Buyer and Seller, this Agreement (together with the Schedules and Exhibits hereto and the other instruments and documents delivered pursuant hereto) sets forth the entire understanding and supersedes all prior oral and written agreements among the parties relating to the subject matter contained herein, and merges all prior discussions among them.

       15.3.  SEVERABILITY.

              The parties expressly agree that it is not their intention to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any Governmental Authority. If any provision of this Agreement is judicially or administratively interpreted or construed as being so in violation, such provision shall be inoperative and the remainder this Agreement shall remain binding upon the parties hereto.

       15.4.  NOTICES AND OTHER COMMUNICATIONS.

              Any notice or other communication required, contemplated or permitted by this Agreement by any party shall be in writing and shall be deemed served (a) when personally delivered, (b) when transmitted via facsimile machine to the party for whom it is intended at the number shown below, (c) on the next business day after delivery to a reputable overnight courier for next business day delivery, or (d) five business days after deposit in the mail, registered or certified mail, return receipt requested, postage prepaid, addressed, in the case of deliveries made pursuant to clause (c) or (d), as follows:

              If to Buyer:

                                Smiths Industries plc
                                765 Finchley Road
                                London NW11 8DS, England
                                Attention:  Alan Smith
                                Fax No.:  011-44-208-458-8412

              With copies (which shall not constitute notice) to:

                                Morgan, Lewis & Bockius LLP
                                1701 Market Street
                                Philadelphia, Pennsylvania  19103
                                Attention:  Michael J. Pedrick
                                Fax No.:  (215) 963-5299

              If to Seller:

                                Orbital Sciences Corporation
                                21700 Atlantic Boulevard
                                Dulles, Virginia  20166
                                Attn:  Legal Department
                                Fax No.:  (703) 406-5572

              With a copy (which shall not constitute notice) to:

                                Hogan & Hartson L.L.P.
                                555 Thirteenth Street, N.W.
                                Washington, D.C.  20004-1109
                                Attn:  Eve N. Howard, Esq.
                                Fax No.:  (202) 637-5910

or to such other address or addresses as any addressee may designate for itself by written notice served in accordance herewith.

       15.5.  COUNTERPARTS.

              This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

       15.6.  LAW TO GOVERN.

              The validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the State of New York, without regard to its conflict of law rules.

       15.7.  SUCCESSORS AND ASSIGNS.

              This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign its rights and obligations hereunder without the prior written consent of the other party hereto.

       15.8.  INTERPRETATION.

              The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement. Unless otherwise expressly stated herein, all references herein to Articles, Sections and paragraphs are to Articles, Sections and paragraphs in this Agreement and all references herein to Schedules and Exhibits are to Schedules and Exhibits to this Agreement. The phrase "including" shall mean "including, without limiting the generality of the foregoing." The parties have each been represented by counsel in connection with the negotiation of this Agreement. The fact that any provision hereof may have been drafted by counsel for a given party shall not be taken into consideration in interpreting such provision.

       15.9.  SCHEDULES AND EXHIBITS.

              The Schedules and Exhibits referred to herein and attached to this Agreement are incorporated herein by such reference as if fully set forth in the text hereof.

       15.10. PUBLICITY.

              No party shall announce or disclose publicly the terms or provisions of this Agreement or the transactions contemplated hereby without the prior written approval of all other parties, except as such disclosure may be required by Applicable Law (subject to giving the other parties notice as promptly as possible of the intention to make such disclosure) and except that this provision shall not prohibit any party from disclosing such terms or provisions to its attorneys, accountants, lenders, bankers, financial advisors or any other advisor or consultant.

       15.11. MODIFICATION.

              The parties to this Agreement may, by mutual written consent, executed by the authorized officers of Buyer and Seller, modify or supplement this Agreement in such manner as may be mutually agreed upon by them in writing.

       15.12. WAIVER OF PROVISIONS.

              The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

       15.13. EXPENSES.

              Except as otherwise provided in this Agreement, each party shall bear its own expenses incident to this Agreement and the transactions contemplated hereby, including without limitation, all fees of counsel, accountants and consultants provided that, if any party breaches this Agreement any non-breaching party shall be entitled to reimbursement from the breaching party of its reasonable attorneys' fees incurred in connection with the enforcement of its rights hereunder (whether or not judicial proceedings are instituted).

       15.14. FURTHER ASSURANCES.

              At any time on or after the Closing, the parties hereto shall each perform such acts, execute and deliver such instruments, assignments, endorsements and other documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transactions contemplated in this Agreement or otherwise carry out the purpose of this Agreement and the other Buyer Documents and Seller Documents.

       15.15. BULK TRANSFER LAWS.

              Notwithstanding any other provision of this Agreement, Buyer hereby waives compliance by Seller with the provisions of any so-called Bulk Transfer Law of any jurisdiction in connection with the transactions contemplated hereby.

       15.16. PARENT GUARANTEE.

              Smiths Industries Aerospace & Defense Systems Inc., the direct or indirect holder of 100% of the capital stock of Buyer, hereby unconditionally guarantees, irrevocably and continually, all the rights, duties and obligations of Buyer hereunder and under the other Buyer Documents, and the financial obligations under this Agreement and the other Buyer Documents shall be joint and several obligations of Buyer and Smiths Industries Aerospace & Defense Systems Inc.



                    (SIGNATURES APPEAR ON THE FOLLOWING PAGE)

              IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all on or as of the day and year first above written.

                                     SELLER

                                     ORBITAL SCIENCES CORPORATION



                                     By:  /s/ David W. Thompson
                                          ----------------------------------
                                     Name:   David W. Thompson
                                     Title:  Chairman of the Board and Chief
                                             Financial Officer


                                     BUYER

                                     SIJAG ACQUISITION INC.,
                                     a subsidiary of Smiths Industries Aerospace
                                     & Defense Systems, Inc.



                                     By:  /s/ Robin J. Taunt
                                          ---------------------------------
                                     Name:   Robin J. Taunt
                                     Title:  Authorized Signatory


                                     PARENT

                                     SMITHS INDUSTRIES AEROSPACE & DEFENSE
                                     SYSTEMS INC. (SOLELY WITH RESPECT TO THE
                                     OBLIGATIONS SET FORTH IN SECTIONS 7.4, 7.11
                                     AND 15.16 OF THIS AGREEMENT)




                                     By:  /s/ Robin J. Taunt
                                          ---------------------------------
                                     Name:   Robin J. Taunt
                                     Title:  Authorized Signatory